SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

AUTOZONE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

[LOGO]

AUTOZONE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DECEMBER 16, 2015

What:	Annual Meeting of Stockholders

When:	December 16, 2015, 8:00 a.m. Central Standard Time

Where:	J. R. Hyde III Store Support Center

123 South Front Street

Memphis, Tennessee

Stockholders

will vote regarding:

•	Election of eleven directors

•	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2016 fiscal year

•	Approval of Amended and Restated AutoZone, Inc. 2011 Equity Incentive Award Plan

•	Advisory vote on executive compensation

•	Action upon a stockholder proposal, if properly presented at the Annual Meeting

•	The transaction of other business that may be properly brought before the meeting

Record Date:	Stockholders of record as of October 19, 2015, may vote at the meeting.

By order of the Board of Directors,

Kristen C. Wright

Secretary

Memphis, Tennessee

October 26, 2015

We encourage you to vote by telephone or Internet, both of which are convenient,

cost-effective and reliable alternatives to returning your proxy card by mail.

AutoZone, Inc.

123 South Front Street

Memphis, Tennessee 38103

Proxy Statement

for

Annual Meeting of Stockholders

December 16, 2015

The Meeting

The Annual Meeting of Stockholders of AutoZone, Inc. will be held at AutoZone’s offices, the J. R. Hyde III Store Support Center, 123 South Front Street, Memphis, Tennessee, at 8:00 a.m. CST on December 16, 2015.

About this Proxy Statement

Our Board of Directors has sent you this Proxy Statement to solicit your vote at the Annual Meeting. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Meeting. Please read it carefully.

In this Proxy Statement:

•	“AutoZone,” “we,” “us,” and “the Company” mean AutoZone, Inc.

•

“Annual Meeting” or “Meeting” means the Annual Meeting of Stockholders to be held on December 16, 2015, at 8:00 a.m. CST at the J. R. Hyde III Store Support Center, 123 South Front Street, Memphis, Tennessee.

•	“Board” means the Board of Directors of AutoZone, Inc.

AutoZone will pay all expenses incurred in this proxy solicitation. We also may make additional solicitations in person, by telephone, facsimile, e-mail, or other forms of communication. Brokers, banks, and others who hold our stock for beneficial owners will be reimbursed by us for their expenses related to forwarding our proxy materials to the beneficial owners.

This Proxy Statement is first being sent or given to security holders on or about October 26, 2015.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON DECEMBER 16, 2015. This Proxy Statement and the annual report to security holders are available at www.autozoneinc.com.

Information about Voting

What matters will be voted on at the Annual Meeting?

At the Annual Meeting, stockholders will be asked to vote on the following proposals:

1. to elect eleven directors;

2. to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2016 fiscal year;

3. to approve the Amended and Restated AutoZone, Inc. 2011 Equity Incentive Award Plan;

4. to approve an advisory vote on executive compensation; and

5. to act upon a stockholder proposal, if properly presented at the Annual Meeting

Stockholders also will transact any other business that may be properly brought before the Meeting.

Who is entitled to vote at the Annual Meeting?

The record date for the Annual Meeting is October 19, 2015. Only stockholders of record at the close of business on that date are entitled to attend and vote at the Annual Meeting. The only class of stock that can be voted at the Meeting is our common stock. Each share of common stock is entitled to one vote on all matters that come before the Meeting. At the close of business on the record date, October 19, 2015, we had 30,485,243 shares of common stock outstanding.

How do I vote my shares?

You may vote your shares in person or by proxy:

By Proxy:    You can vote by telephone, on the Internet or by mail. We encourage you to vote by telephone or Internet, both of which are convenient, cost-effective, and reliable alternatives to returning your proxy card by mail.

1. By Telephone:    You may submit your voting instructions by telephone by following the instructions printed on the enclosed proxy card. If you submit your voting instructions by telephone, you do not have to mail in your proxy card.

2. On the Internet:    You may vote on the Internet by following the instructions printed on the enclosed proxy card. If you vote on the Internet, you do not have to mail in your proxy card.

3. By Mail:    If you properly complete and sign the enclosed proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in the United States.

In Person:    You may attend the Annual Meeting and vote in person. If you are a registered holder of your shares (if you hold your stock in your own name), you need only to attend the Meeting. However, if your shares are held in an account by a broker, you will need to present a written consent from your broker permitting you to vote the shares in person at the Annual Meeting.

What if I have shares in the AutoZone Employee Stock Purchase Plan?

If you have shares in an account under the AutoZone Employee Stock Purchase Plan, you have the right to vote the shares in your account. To do this you must grant your proxy by telephone or over the Internet by following the instructions on the proxy card or you must sign and timely return the proxy card you received with this Proxy Statement.

How will my vote be counted?

Your vote for your shares will be cast as you indicate on your proxy card. If you sign your card without indicating how you wish to vote, your shares will be voted FOR our nominees for director, FOR Ernst & Young LLP as independent registered public accounting firm, FOR the Amended and Restated AutoZone, Inc. 2011 Equity Incentive Award Plan, FOR the advisory vote on executive compensation, AGAINST the stockholder proposal concerning political disclosure and accountability, and in the proxies’ discretion on any other matter that may properly be brought before the Meeting or any adjournment of the Meeting.

The votes will be tabulated and certified by our transfer agent, Computershare. A representative of Computershare will serve as the inspector of election.

Can I change my vote after I submit my proxy?

Yes, you may revoke your proxy at any time before it is voted at the Meeting by:

•	giving written notice to our Secretary that you have revoked the proxy, or

•	providing a later-dated proxy.

Any written notice should be sent to the Secretary at 123 South Front Street, Dept. 8074, Memphis, Tennessee 38103.

How many shares must be present to constitute a quorum for the Meeting?

Holders of a majority of the shares of the voting power of the Company’s stock must be present in person or by proxy in order for a quorum to be present. If a quorum is not present at the scheduled time of the Annual Meeting, we may adjourn the Meeting, without notice other than announcement at the Meeting, until a quorum is present or represented. Any business which could have been transacted at the Meeting as originally scheduled can be conducted at the adjourned meeting.

Are there any agreements with stockholders concerning the Annual Meeting?

There are no agreements with any stockholders concerning the Annual Meeting.

Corporate Governance Matters

Independence

How many independent directors does AutoZone have?

Our Board of Directors has determined that ten of our current eleven directors are independent: Douglas H. Brooks, Linda A. Goodspeed, Sue E. Gove, Earl G. Graves, Jr., Enderson Guimaraes, J.R. Hyde, III, D. Bryan Jordan, W. Andrew McKenna, George R. Mrkonic, Jr., and Luis P. Nieto, Jr. All of these directors meet the independence standards of our Corporate Governance Principles and the New York Stock Exchange listing standards.

How does AutoZone determine whether a director is independent?

In accordance with AutoZone’s Corporate Governance Principles, a director is considered independent if the director:

•	has not been employed by AutoZone within the last five years;

•	has not been employed by AutoZone’s independent auditor in the last five years;

•	is not, and is not affiliated with a company that is, an adviser, or consultant to AutoZone or a member of AutoZone’s senior management;

•	is not affiliated with a significant customer or supplier of AutoZone;

•	has no personal services contract with AutoZone or with any member of AutoZone’s senior management;

•

within the last three years, has not had any business relationship with AutoZone for which AutoZone has been or will be required to make disclosure under Rule 404(a) or (b) of Regulation S-K of the Securities and Exchange Commission as currently in effect;

•	receives no compensation from AutoZone other than compensation as a director;

•	is not employed by a public company at which an executive officer of AutoZone serves as a director;

•	has not had any of the relationships described above with any affiliate of AutoZone; and

•	is not a member of the immediate family of any person with any relationships described above.

The term “affiliate” as used above is defined as any parent or subsidiary entity included in AutoZone’s consolidated group for financial reporting purposes.

In determining the independence of our directors, the Board considers relationships involving directors and their immediate family members that are relevant under applicable laws and regulations, the listing standards of the New York Stock Exchange, and the standards contained in our Corporate Governance Principles (listed above). The Board relies on information from Company records and questionnaires completed annually by each director.

As part of its most recent independence determinations, the Board noted that AutoZone does not have, and did not have during fiscal 2015, significant commercial relationships with companies at which Board members served as officers or directors, or in which Board members or their immediate family members held an aggregate of 10% or more direct or indirect interest.

The Board considered the fact that Mr. Jordan is the Chairman of the Board, President and Chief Executive Officer and a member of the board of directors of First Horizon National Corporation, parent company of First Tennessee Bank, which

•	participates in one of AutoZone’s supplier confirmed receivables programs (under which some AutoZone vendors are borrowers, but AutoZone is not);

•	has established a Daylight Overdraft line which allows AutoZone to make large payments early in the morning creating a “daylight” overdraft which is rectified at the end of the day;

•	acts as Trustee for AutoZone’s pension plan;

•	offers brokerage services to AutoZone employees exercising stock options, and

•	holds various AutoZone deposit accounts.

During fiscal 2015, First Horizon National Corporation did business with AutoZone in arm’s length transactions which were not, individually or cumulatively, material to either AutoZone or First Horizon National Corporation and which did not materially benefit Mr. Jordan, either directly or indirectly.

The Board also considered the fact that Mr. Brooks is a member of the board of directors of Southwest Airlines. During fiscal 2015, AutoZone purchased airline tickets from Southwest Airlines which were not, individually or cumulatively, material to either AutoZone or Southwest Airlines and which did not materially benefit Mr. Brooks, either directly or indirectly.

The Board also reviewed donations made by the Company to not-for-profit organizations with which Board members or their immediate family members were affiliated by membership or service or as directors or trustees.

Based on its review of the above matters, the Board determined that none of Messrs. Brooks, Graves, Guimaraes, Hyde, Jordan, McKenna, Mrkonic, or Nieto or Ms. Goodspeed or Gove has a material relationship with the Company and that all of them are independent within the meaning of the AutoZone Corporate Governance Principles and applicable law and listing standards. The Board also determined that Mr. Rhodes is not independent since he is an employee of the Company.

Board Leadership Structure

Our Board believes that having a combined Chairman/CEO, independent members and chairs for each of our Board committees and an independent Lead Director currently provides the best board leadership structure for AutoZone. This structure, together with our other corporate governance practices, provides strong independent oversight of management while ensuring clear strategic alignment throughout the Company. Our Lead Director is a non-employee director who is elected by the Board. Earl G. Graves, Jr., a director since 2002, currently serves as our Lead Director.

Our Lead Director:

•	Chairs Board meetings when the Chairman is not present, including presiding at all executive sessions of the Board (without management present) at every regularly scheduled Board meeting;

•	Works with management to determine the information and materials provided to Board members;

•	Approves Board meeting agendas, schedules and other information provided to the Board;

•	Consults with the Chairman on such other matters as are pertinent to the Board and the Company;

•	Has the authority to call meetings of the independent directors;

•	Is available for direct communication and consultation with major shareholders upon request; and

•	Serves as liaison between the Chairman and the independent directors.

Board Risk Oversight

Oversight of risk management is a responsibility of the Board of Directors and is an integral part of the Board’s oversight of AutoZone’s business. AutoZone’s management takes a variety of calculated risks in order to enhance Company performance and shareholder value. The primary responsibility for the identification, assessment and management of the various risks resides with AutoZone’s management. The Board of Directors is primarily responsible for ensuring that management has established and adequately resourced processes for identifying and preparing the Company to manage risks effectively. Additionally, the Board reviews the Company’s principal strategic and operating risks as part of its regular discussion and consideration of AutoZone’s strategy and operating results. The Board also reviews periodically with the General Counsel legal matters that may have a material adverse impact on the Company’s financial statements, the Company’s compliance with laws and any material reports received from regulatory agencies.

The Audit Committee is involved in the Board’s oversight of risk management. At each of its regular meetings, the Audit Committee reviews the Company’s major financial exposures and the steps management has taken to identify, assess, monitor, control, remediate and report such exposures. The Audit Committee, along with management, also evaluates the effectiveness of the risk avoidance and mitigation processes in place. Such risk-related information is then summarized, reported and discussed at each quarterly Board of Directors meeting.

To assist with risk management and oversight, AutoZone has adopted the concept of enterprise risk management (“ERM”) using the framework issued in 2004 by the Committee of Sponsoring Organizations of the Treadway Commission. The Company’s Vice President of Internal Audit, who reports directly to the Audit Committee, has been charged with leading the Company’s ERM processes with the assistance of Company management. The Vice President of Internal Audit presents to the Audit Committee a comprehensive review of the Company’s ERM processes annually. This presentation includes an overview of all significant risks that have been identified and assessed and the strategies developed by management for managing such risks. The Vice President of Internal Audit leads open discussions with the Audit Committee members to analyze the significance of the risks identified and to verify that the list is all-inclusive. Company management is also involved in these discussions to ensure that the Board gains a full understanding of the risks and the strategies that management has implemented to manage the risks.

Other Board committees also consider significant risks within their areas of responsibility. The Compensation Committee considers risk in connection with the design of AutoZone’s compensation programs. The Nominating and Corporate Governance Committee oversees risks related to the Company’s governance policies and practices.

Corporate Governance Documents

Our Board of Directors has adopted Corporate Governance Principles; charters for its Audit, Compensation, and Nominating & Corporate Governance Committees; a Code of Business Conduct & Ethics for directors, officers and employees of AutoZone; and a Code of Ethical Conduct for Financial Executives. Each of these documents is available on our corporate website at www.autozoneinc.com and is also available, free of charge, in print to any stockholder who requests it.

Meetings and Attendance

How many times did AutoZone’s Board of Directors meet during the last fiscal year?

During the 2015 fiscal year, the Board of Directors held four meetings.

Did any of AutoZone’s directors attend fewer than 75% of the meetings of the Board and their assigned committees?

All of our directors attended at least 75% of the meetings of the Board and their assigned committees during the fiscal year.

What is AutoZone’s policy with respect to directors’ attendance at the Annual Meeting?

As a general matter, all directors are expected to attend our Annual Meetings. At our 2014 Annual Meeting, all directors were present.

Do AutoZone’s non-management directors meet regularly in executive session?

The non-management members of our Board regularly meet in executive sessions in conjunction with each regularly scheduled Board meeting. Our Lead Director, Mr. Graves, presides at these sessions.

Committees of the Board

What are the standing committees of AutoZone’s Board of Directors?

AutoZone’s Board has three standing committees: Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, each consisting only of independent directors.

Audit Committee

What is the function of the Audit Committee?

The Audit Committee is responsible for:

•	the integrity of the Company’s financial statements,

•	the independent auditor’s qualification, independence and performance,

•	the performance of the Company’s internal audit function, and

•	the Company’s compliance with legal and regulatory requirements.

The Audit Committee performs its duties by:

•

evaluating, appointing or dismissing, determining compensation for, and overseeing the work of the independent public accounting firm employed to conduct the annual audit, which reports to the Audit Committee;

•	pre-approving all audit and permitted non-audit services performed by the independent auditor, considering issues of auditor independence;

•	conducting periodic reviews with Company officers, management, independent auditors, and the internal audit function;

•

reviewing and discussing with management and the independent auditor the Company’s annual audited financial statements, quarterly financial statements, internal controls report and the independent auditor’s attestation thereof, and other matters related to the Company’s financial statements and disclosures;

•	overseeing the Company’s internal audit function;

•	reporting periodically to the Board and making appropriate recommendations; and

•	preparing the report of the Audit Committee required to be included in the annual proxy statement.

Who are the members of the Audit Committee?

The Audit Committee consists of Ms. Goodspeed, Ms. Gove, Mr. Jordan, Mr. McKenna (Chair), Mr. Mrkonic, and Mr. Nieto.

Are all of the members of the Audit Committee independent?

Yes, the Audit Committee consists entirely of independent directors under the standards of AutoZone’s Corporate Governance Principles and the listing standards of the New York Stock Exchange.

Does the Audit Committee have an Audit Committee Financial Expert?

The Board has determined that Ms. Goodspeed, Ms. Gove, Mr. Jordan, Mr. McKenna, Mr. Mrkonic and Mr. Nieto each meet the qualifications of an audit committee financial expert as defined by the Securities and Exchange Commission. All members of the Audit Committee meet the New York Stock Exchange definition of financial literacy.

How many times did the Audit Committee meet during the last fiscal year?

During the 2015 fiscal year, the Audit Committee held nine meetings.

Where can I find the charter of the Audit Committee?

The Audit Committee’s charter is available on our corporate website at www.autozoneinc.com and is also available, free of charge, in print to any stockholder who requests it.

Audit Committee Report

The Audit Committee of AutoZone, Inc. has reviewed and discussed AutoZone’s audited financial statements for the year ended August 29, 2015, with AutoZone’s management. In addition, we have discussed with Ernst & Young LLP, AutoZone’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended and as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T, the Sarbanes-Oxley Act of 2002, and the charter of the Committee.

The Committee also has received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the PCAOB regarding the firm’s communications with the Audit Committee concerning independence, and we have discussed with Ernst & Young LLP their independence from the Company and its management. The Committee has discussed with AutoZone’s management and the auditing firm such other matters and received such assurances from them as we deemed appropriate.

As a result of our review and discussions, we have recommended to the Board of Directors the inclusion of AutoZone’s audited financial statements in the annual report for the fiscal year ended August 29, 2015, on Form 10-K for filing with the Securities and Exchange Commission.

While the Audit Committee has the responsibilities and powers set forth in its charter, the Audit Committee does not have the duty to plan or conduct audits or to determine that AutoZone’s financial statements are complete, accurate, or in accordance with generally accepted accounting principles; AutoZone’s management and the independent auditor have this responsibility. Nor does the Audit Committee have the duty to assure compliance with laws and regulations and the policies of the Board of Directors.

W. Andrew McKenna (Chair)

Linda A. Goodspeed

Sue E. Gove

D. Bryan Jordan

George R. Mrkonic, Jr.

Luis P. Nieto

The above Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

Compensation Committee

What is the function of the Compensation Committee?

The Compensation Committee has the authority, based on its charter and the AutoZone Corporate Governance Principles, to:

•	review and approve AutoZone’s compensation objectives;

•	review and approve the compensation programs, plans, policies and awards for executive officers, including recommending equity-based plans for stockholder approval;

•	lead the independent directors in the evaluation of the performance of the Chief Executive Officer (“CEO”) in meeting established goals and objectives relevant to the compensation of the CEO;

•	act as administrator as may be required by AutoZone’s short- and long-term incentive plans and stock or stock-based plans; and

•	review the compensation of AutoZone’s non-employee directors from time to time and recommend to the full Board any changes that the Compensation Committee deems necessary.

The Compensation Committee may appoint subcommittees from time to time with such responsibilities as it may deem appropriate; however, the committee may not delegate its authority to any other persons.

AutoZone’s processes and procedures for the consideration and determination of executive compensation, including the role of the Compensation Committee and compensation consultants, are described in the “Compensation Discussion and Analysis” on page 32.

Who are the members of the Compensation Committee?

The Compensation Committee consists of Mr. Brooks, Ms. Goodspeed, Mr. Graves (Chair), Mr. McKenna, and Mr. Mrkonic, all of whom are independent directors under the standards of AutoZone’s Corporate Governance Principles and the listing standards of the New York Stock Exchange.

How many times did the Compensation Committee meet during the last fiscal year?

During the 2015 fiscal year, the Compensation Committee held seven meetings.

Where can I find the charter of the Compensation Committee?

The Compensation Committee’s charter is available on our corporate website at www.autozoneinc.com and is also available, free of charge, in print to any stockholder who requests it.

Nominating and Corporate Governance Committee

What is the function of the Nominating and Corporate Governance Committee?

The Nominating and Corporate Governance Committee ensures that:

•	qualified candidates are presented to the Board of Directors for election as directors;

•	the Board of Directors has adopted appropriate corporate governance principles that best serve the practices and objectives of the Board of Directors; and

•	AutoZone’s Articles of Incorporation and By-Laws are structured to best serve the interests of the stockholders.

Who are the members of the Nominating and Corporate Governance Committee?

The Nominating and Corporate Governance Committee consists of Ms. Gove (Chair), Mr. Guimaraes, Mr. Jordan and Mr. Nieto, all of whom are independent directors under the standards of AutoZone’s Corporate Governance Principles and the listing standards of the New York Stock Exchange.

How many times did the Nominating and Corporate Governance Committee meet during the last fiscal year?

During the 2015 fiscal year, the Nominating and Corporate Governance Committee held three meetings.

Where can I find the charter of the Nominating and Corporate Governance Committee?

The Nominating and Corporate Governance Committee’s charter is available on our corporate website at www.autozoneinc.com and is also available, free of charge, in print to any stockholder who requests it.

Director Nomination Process

What is the Nominating and Corporate Governance Committee’s policy regarding consideration of director candidates recommended by stockholders? How do stockholders submit such recommendations?

The Nominating and Corporate Governance Committee’s policy is to consider director candidate recommendations from stockholders if they are submitted in writing to AutoZone’s Secretary in accordance with the procedure set forth in Article III, Section 1 of AutoZone’s Sixth Amended and Restated By-Laws (“By-Laws”), including biographical and business experience, information regarding the nominee and other information required by said Article III, Section 1. Copies of the By-Laws will be provided upon written request to AutoZone’s Secretary and are also available on AutoZone’s corporate website at www.autozoneinc.com.

What qualifications must a nominee have in order to be recommended by the Nominating and Corporate Governance Committee for a position on the Board?

The Board believes each individual director should possess certain personal characteristics, and that the Board as a whole should possess certain core competencies. Such personal characteristics are integrity and accountability, informed judgment, financial literacy, mature confidence, high performance standards, and passion. They should also have demonstrated the confidence to be truly independent, as well as be business savvy, have an owner orientation and have a genuine interest in AutoZone. Core competencies of the Board as a whole are accounting and finance, business judgment, management expertise, crisis response, industry knowledge, international markets, strategy and vision. These characteristics and competencies are set forth in more detail in AutoZone’s Corporate Governance Principles, which are available on AutoZone’s corporate website at www.autozoneinc.com.

How does the Nominating and Corporate Governance Committee identify and evaluate nominees for director?

Prior to each annual meeting of stockholders at which directors are to be elected, the Nominating and Corporate Governance Committee considers incumbent directors and other qualified individuals, if necessary, as potential director nominees. In evaluating a potential nominee, the Nominating and Corporate Governance Committee considers the personal characteristics described above, and also reviews the composition of the full Board to determine the areas of expertise and core competencies needed to enhance the function of the Board. The Nominating and Corporate Governance Committee may also consider other factors such as the size of the Board, whether a candidate is independent, how many other public company directorships a candidate holds, and the listing standards requirements of the New York Stock Exchange.

The Nominating and Corporate Governance Committee recognizes the importance of selecting directors from various backgrounds and professions in order to ensure that the Board as a whole has a variety of experiences and perspectives which contribute to a more effective decision-making process. The Board does not have a specific diversity policy, but considers diversity of race, ethnicity, gender, age, cultural background and professional experiences in evaluating candidates for Board membership.

The Nominating and Corporate Governance Committee uses a variety of methods for identifying potential nominees for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, stockholders or other persons. The Nominating and Corporate Governance Committee may retain a search firm or other consulting firm from time to time to identify potential nominees. Nominees recommended by stockholders in accordance with the procedure described above, i.e., submitted in writing to AutoZone’s Secretary, accompanied by the biographical and business experience information regarding the nominee and the other information required by Article III, Section 1 of the By-Laws, will receive the same consideration as the Nominating and Corporate Governance Committee’s other potential nominees.

Procedure for Communication with the Board of Directors

How can stockholders and other interested parties communicate with the Board of Directors?

Stockholders and other interested parties may communicate with the Board of Directors by writing to the Board, to any individual director or to the non-management directors as a group c/o Secretary, AutoZone, Inc., 123 South Front Street, Dept. 8074, Memphis, Tennessee 38103. All such communications will be forwarded unopened to the addressee. Communications addressed to the Board of Directors or to the non-management directors as a group will be forwarded to the Chair of the Nominating and Corporate Governance Committee, and communications addressed to a committee of the Board will be forwarded to the chair of that committee.

Compensation of Directors

Director Compensation Table

This table shows the compensation paid to our non-employee directors during the 2015 fiscal year. No amounts were paid to our non-employee directors during the 2015 fiscal year that would be classified as “Option Awards,” “Non-Equity Incentive Plan Compensation,” “Changes in Pension Value and Nonqualified Deferred Compensation Earnings” or “All Other Compensation,” so these columns have been omitted from the table.

Name (1)	Fees Paid in Cash ($) (2)	Stock Awards ($) (3)	Total ($)
Douglas H. Brooks	81,319	124,998	206,317
Linda A. Goodspeed	86,740	124,998	211,738
Sue E. Gove	—	209,996	209,996
Earl G. Graves, Jr.	—	224,997	224,997
Enderson Guimaraes	—	199,997	199,997
J.R. Hyde, III	—	199,997	199,997
D. Bryan Jordan	—	205,000	205,000
W. Andrew McKenna	31,754	219,995	251,749
George R. Mrkonic, Jr.	—	205,000	205,000
Luis Nieto	86,740	124,998	211,738

(1)	William C. Rhodes, III, our Chairman, President and Chief Executive Officer, serves on the Board but does not receive any compensation for his service as a director. His compensation as an employee of the Company is shown in the Summary Compensation Table on page 44.

(2)	Under the AutoZone, Inc. 2011 Equity Incentive Award Plan, AutoZone’s non-employee directors receive their director compensation in the form of Restricted Stock Units, which are contractual rights to receive in the future a share of AutoZone stock. Upon timely election, non-employee directors may elect to receive $75,000 of the annual retainer fee, plus any additional fees, in the form of cash, paid in quarterly installments in advance (on January 1, April 1, July 1 and October 1 of each calendar year). This column represents the portion of the Director Compensation that was paid in cash and earned in fiscal year 2015.

(3)	The “Stock Awards” column represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for awards of Restricted Stock Units under the 2011 Equity Plan during fiscal 2015. See Note B, Share-Based Payments, to our consolidated financial statements in our 2015 Annual Report for a discussion of our accounting for share-based awards and the assumptions used. The aggregate number of outstanding awards of common stock under the AutoZone, Inc. 2003 Director Compensation Plan (“Stock Units”) and Restricted Stock Units held by each director at the end of fiscal 2015 are shown in the following footnote 4. See “Security Ownership of Management and Board of Directors” on page 13 for more information about our directors’ stock ownership.

(4)	As of August 29, 2015, each current non-employee director had the following aggregate number of outstanding Stock Units, Restricted Stock Units and stock options:

Name	Stock Units (#)	Restricted Stock Units (#)	Stock Options (#)
Douglas H. Brooks	—	622	—
Linda A. Goodspeed	—	903	—
Sue E. Gove	280	2,617	—
Earl G. Graves, Jr.	3,417	2,804	5,000
Enderson Guimaraes	—	1,356	—
J.R. Hyde, III	7,505	2,492	15,000
D. Bryan Jordan	—	919	—
W. Andrew McKenna	4,247	2,543	12,000
George R. Mrkonic, Jr	1,405	2,555	—
Luis Nieto	1,136	2,258	—

Narrative Accompanying Director Compensation Table

AutoZone’s current director compensation program became effective January 1, 2014.

Annual Retainer Fees.    Non-employee directors receive an annual retainer fee of $200,000 (the “Annual Retainer”). The lead director and the chair of the Audit Committee each receive an additional fee (“Additional Fee”) of $20,000 annually, the chairs of the Compensation Committee and the Nominating and Corporate Governance Committee each receive an Additional Fee of $5,000 per year, and the non-chair members of the Audit Committee each receive an Additional Fee of $5,000 per year (such Additional Fees, together with the Annual Retainer, the “Director Compensation”). There are no meeting fees.

Under the AutoZone, Inc. 2011 Equity Incentive Award Plan (the “2011 Equity Plan”), which replaced the 2003 Director Compensation Plan and the 2003 Director Stock Option Plan (each as defined below), non-employee directors receive Director Compensation in the form of Restricted Stock Units, which are contractual rights to receive in the future a share of AutoZone common stock. Upon timely delivery of an election form, a non-employee director may elect to receive $75,000 of the Annual Retainer plus any Additional Fees in the form of cash, paid in quarterly installments, with the remainder of the Annual Retainer paid in the form of Restricted Stock Units. All Restricted Stock Units are granted on January 1 of the applicable calendar year.

If a non-employee director is elected to the Board, or assumes a different position, after the beginning of a calendar quarter, he or she will receive the Annual Retainer and/or Additional Fees, prorated based on the number of days remaining in the calendar year or quarter, as appropriate.

Restricted Stock Units become payable on the earlier to occur of (1) the fifth anniversary of the grant date, or (2) the date on which the non-employee director ceases to be a director (the “Payment Date”). Upon timely delivery of an election form, a non-employee director may elect to receive payment on the date on which he or she ceases to be a director. Restricted Stock Units are payable in shares of AutoZone common stock no later than the fifteenth day of the third month following the end of the tax year in which such Payment Date occurs.

Other Predecessor Plans

The AutoZone, Inc. Second Amended and Restated Director Compensation Plan and the AutoZone, Inc. Fourth Amended and Restated 1998 Director Stock Option Plan were terminated in December 2002 and were replaced by the AutoZone, Inc. First Amended and Restated 2003 Director Compensation Plan (the “2003 Director Compensation Plan”) and the AutoZone, Inc. First Amended and Restated 2003 Director Stock Option Plan (the “2003 Director Stock Option Plan”). The 2003 Director Compensation Plan and the 2003 Director Stock Option Plan were terminated in December 2010 and replaced by the 2011 Equity Plan. However, grants made under those plans continue in effect under the terms of the grant made and are included in the aggregate awards outstanding shown above.

Stock Ownership Requirement

The Board has established a stock ownership requirement for non-employee directors. Each director is required to own AutoZone common stock and/or restricted stock units having a cumulative fair market value in an amount equal to three times the value of the base annual retainer payable pursuant to the Director Compensation Program within five years of joining the Board, and to maintain such ownership level thereafter. Exceptions to this requirement may only be made by the Board under compelling mitigating circumstances. Shares, Stock Units and Restricted Stock Units issued under the AutoZone, Inc. Second Amended and Restated Director Compensation Plan, the 2003 Director Compensation Plan and the 2011 Equity Plan count toward this requirement. The in-the-money value of vested stock options does not count toward this requirement.

OTHER INFORMATION

Security Ownership of Management and Board of Directors

This table shows the beneficial ownership of common stock by each director, the Principal Executive Officer, the Principal Financial Officer and the other three most highly compensated executive officers, and all current directors and executive officers as a group. Unless stated otherwise in the notes to the table, each person named below has sole authority to vote and invest the shares shown.

Beneficial Ownership as of October 19, 2015

Name of Beneficial Owner	Shares	Deferred Stock Units(1)	Options(2)	Restricted Stock Units(3)	Total	Ownership Percentage
Douglas H. Brooks	355	0	0	622	977	*
Linda A. Goodspeed	0	0	0	903	903	*
Sue E. Gove	58	280	0	2,617	2,955	*
Earl G. Graves, Jr.	0	3,417	4,000	2,804	10,221	*
Enderson Guimaraes	0	0	0	1,356	1,356	*
J. R. Hyde, III(4)	91,010	7,505	15,000	2,492	116,007	*
D. Bryan Jordan	240	0	0	919	1,159	*
W. Andrew McKenna	3,751	4,247	12,000	2,543	22,541	*
George R. Mrkonic, Jr.	0	1,405	0	2,555	3,960	*
Luis P. Nieto	0	1,136	0	2,258	3,394	*
William C. Rhodes, III(5)	46,109	0	135,425	0	181,534	*
William T. Giles	8,092	0	78,475	0	86,567	*
William W. Graves	6,065	0	46,775	0	52,840	*
Mark A. Finestone	3,128	0	49,175	0	52,303	*
Thomas B. Newbern	4,659	0	24,800	0	29,459	*
All current directors and executive officers as a group (21 persons)	170,130	17,990	510,013	19,069	717,202	2.4%

*	Less than 1%.

(1)	Includes shares that may be acquired immediately upon termination as a director by conversion of Stock Units.

(2)	Includes shares that may be acquired upon exercise of stock options either immediately or within 60 days of October 19, 2015.

(3)	Includes Restricted Stock Units that may be acquired within sixty (60) days of termination of service as a director.

(4)	Includes 91,010 shares pledged as security by Mr. Hyde. Does not include 2,000 shares owned by Mr. Hyde’s wife.

(5)	Includes 25,000 performance-restricted stock units that vested October 1, 2015. Also includes 1,694 shares held as custodian for Mr. Rhodes’ children, 88 shares held as trustee of trusts for Mr. Rhodes’ children and 17,696 owned by a trust for Mr. Rhodes’ wife.

Security Ownership of Certain Beneficial Owners

The following entities are known by us to own more than five percent of our outstanding common stock:

Name and Address of Beneficial Owner	Shares	Ownership Percentage(1)
T. Rowe Price Associates, Inc.(2) 100 East Pratt Street Baltimore, MD 21202	3,930,615	12.9%
FMR LLC(3) 245 Summer Street Boston, MA 02210	2,714,540	8.9%
Massachusetts Financial Services Co.(4) 111 Huntington Avenue, 24th Floor Boston, MA 02199	2,004,215	6.6%
The Vanguard Group, Inc.(5) PO Box 2600, V26 Valley Forge, PA 19482	1,777,564	5.8%

(1)	The ownership percentages are calculated based on the number of shares of AutoZone common stock outstanding as of October 19, 2015.

(2)	The source of this information is the Form 13F filed by T. Rowe Price Associates, Inc. on August 14, 2015 for the quarter ending June 30, 2015.

(3)	The source of this information is the Form 13F filed by FMR LLC on August 25, 2015 for the quarter ending June 30, 2015. The shares are beneficially owned by a group consisting of Fidelity Management & Research Co. and FMR CO LLC (2,388,126 shares); Pyramis Global Advisors, LLC (152,860 shares); Pyramis Global Advisors (Canada), ULC (126,600 shares); Pyramis Global Advisors Trust Co. (30,220 shares); Fidelity Management Trust Co. (10,846 shares); and Strategic Advisers Inc. (5,888 shares).

(4)	The source of this information is the Form 13F filed by Massachusetts Financial Services Co. on August 13, 2015 for the quarter ending June 30, 2015. The shares are beneficially owned by a group consisting of Massachusetts Financial Services Co. (1,016,975 shares); MFS Institutional Advisors, Inc. (388,000 shares); MFS Investment Management K.K. (209,875 shares); MFS International (U.K.) Limited (204,543 shares); MFS Investment Management Company (LUX) S.A.R.L. (87,508 shares); MFS Investment Management Canada Limited (71,492 shares); MFS Heritage Trust Company (18,835); and MFS International Singapore Pte. Ltd. (6,987 shares).

(5)	The source of this information is the Form 13F filed by The Vanguard Group, Inc. on August 13, 2015 for the quarter ending June 30, 2015. The shares are beneficially owned by a group consisting of Vanguard Group Inc. (1,724,340 shares); Vanguard Fiduciary Trust Co. (43,124 shares); and Vanguard Investments Australia, Ltd. (10,100 shares).

THE PROPOSALS

PROPOSAL 1 — Election of Directors

Eleven directors will be elected at the Annual Meeting to serve until the annual meeting of stockholders in 2016. Pursuant to AutoZone’s Sixth Amended and Restated By-Laws, in an uncontested election of directors, a nominee for director is elected to the Board if the number of votes cast for such nominee’s election exceed the number of votes cast against such nominee’s election. (If the number of nominees were to exceed the number of directors to be elected, i.e., a contested election, directors would be elected by a plurality of the votes cast at the Annual Meeting.) Pursuant to AutoZone’s Corporate Governance Principles, incumbent directors must agree to tender their resignation if they fail to receive the required number of votes for re-election, and in such event the Board will act within 90 days following certification of the shareholder vote to determine whether to accept the director’s resignation. These procedures are described in more detail in our Corporate Governance Principles, which are available on our corporate website at www.autozoneinc.com. The Board may consider any factors it deems relevant in deciding whether to accept a director’s resignation. If a director’s resignation offer is not accepted by the Board, that director will continue to serve until AutoZone’s next annual meeting of stockholders or until his or her successor is duly elected and qualified, or until the director’s earlier death, resignation, or removal.

Any director nominee who is not an incumbent director and who does not receive a majority vote in an uncontested election will not be elected as a director, and a vacancy will be left on the Board. The Board, in its sole discretion, may either fill a vacancy resulting from a director nominee not receiving a majority vote pursuant to the By-Laws or decrease the size of the Board to eliminate the vacancy.

Broker non-votes occur when shares held by a brokerage firm are not voted with respect to a proposal because the firm has not received voting instructions from the beneficial owner of the shares and the firm does not have the authority to vote the shares in its discretion. Shares abstaining from voting and shares as to which a broker non-vote occurs are considered present for purposes of determining whether a quorum exists, but are not considered votes cast or shares entitled to vote with respect to such matter. Accordingly, abstentions and broker non-votes will have no effect on the outcome of Proposal 1.

The Board of Directors recommends that the stockholders vote FOR each of these nominees. These nominees have consented to serve if elected. Should any nominee be unavailable to serve, your proxy will be voted for the substitute nominee recommended by the Board of Directors, or the Board of Directors may reduce the number of directors on the Board.

Each of the nominees named below was elected a director at the 2014 annual meeting.

Nominees

The nominees are:

Douglas H. Brooks, 63, has been a director since 2013. He is retired. Until his retirement in 2013, he had held various positions with Brinker International, including serving as Non-Executive Chairman of the Board of Brinker International from January 2013 until December 2013; Chairman, President and Chief Executive Officer of Brinker from 2004 until January 2013, and President and Chief Operating Officer from 1999 to 2004. He served on the Brinker board of directors from 1999 through 2013. Mr. Brooks is also a director of Southwest Airlines and Club Corp.

Experience, Skills and Qualifications:    The Board believes Mr. Brooks is qualified to serve as a director of the Company based on his strategic and operational business background, his knowledge of international operations, his experience as a chief executive officer of a public company, his experience managing a company with a focus on customer service, his owner orientation, and his board experience as well as his integrity, energy, and willingness to spend time on and interest in AutoZone.

Linda A. Goodspeed, 53, has been a director since 2013. She is currently the Chief Operating Officer and a Managing Partner at WealthStrategies Financial Advisors, positions she has held since 2007. She had served as Senior Vice President and Chief Information Officer of ServiceMaster from 2011 to 2014. From 2008 to September 2011, Ms. Goodspeed served as Vice President, Information Systems and Chief Information Officer for Nissan North America, Inc., a subsidiary of Nissan Motor Company, a global manufacturer of vehicles. From 2001 to 2008, Ms. Goodspeed served as Executive Vice President at Lennox International, Inc., a global manufacturer of air conditioning, heating and commercial refrigeration equipment. She is also a director of Columbus McKinnon Corp. and American Electric Power Co., Inc.

Experience, Skills and Qualifications:    The Board believes Ms. Goodspeed is qualified to serve as a director of the Company based on her experience in key strategic and operational roles with several large global companies, her expertise in information technology and previous position as the chief information officer of a service company, her owner orientation, her board experience and her executive management skills, as well as her integrity, energy, and willingness to spend time on and interest in AutoZone.

Sue E. Gove, 57, has been a director since 2005. She is currently the President of Excelsior Advisors, LLC. She had been the President of Golfsmith International Holdings, Inc. from February 2012 through April 2014 and Chief Executive Officer from October 2012 through April 2014. Previously, she was Chief Operating Officer of Golfsmith International Holdings, Inc. from September 2008 through October 2012, Executive Vice President from September 2008 through February 2012 and Chief Financial Officer from March 2009 through July 2012. Ms. Gove previously had been a self-employed consultant since April 2006, serving clients in specialty retail and private equity. Ms. Gove was a consultant for Prentice Capital Management, LP from April 2007 to March 2008. She was a consultant for Alvarez and Marsal Business Consulting, L.L.C. from April 2006 to March 2007. She was Executive Vice President and Chief Operating Officer of Zale Corporation from 2002 to March 2006 and a director of Zale Corporation from 2004 to 2006. She was Executive Vice President, Chief Financial Officer of Zale Corporation from 1998 to 2002 and remained in the position of Chief Financial Officer until 2003. She is also a director of Iconix Brand Group, Inc. and Logitech International, SA.

Experience, Skills and Qualifications:    The Board believes Ms. Gove is qualified to serve as a director of the Company based on her experience in executive retail operations and finance roles, her knowledge of accounting, financial reporting, and financial systems, her executive management skills, her owner orientation, and her board experience, as well as her integrity, energy, and willingness to spend time on and interest in AutoZone.

Earl G. Graves, Jr., 53, has been a director since 2002 and was elected Lead Director in January 2009. He has been the President and Chief Executive Officer of Black Enterprise, publisher of Black Enterprise Magazine, since January 2006, and was President and Chief Operating Officer from 1998 to 2006. Mr. Graves has been employed by the same company in various capacities since 1988.

Experience, Skills and Qualifications:    The Board believes Mr. Graves is qualified to serve as a director of the Company based on his business, management and strategic planning experience, his knowledge of advertising and marketing, his owner orientation, and his board experience, as well as his integrity, energy, and willingness to spend time on and interest in AutoZone.

Enderson Guimaraes, 56, has been a director since 2012. He has been the President and Chief Operating Officer for Laureate Education, Inc. since September 2015. He was Executive Vice President, Global Categories and Operations of PepsiCo, Inc. from January 2015 through July 2015. He served as Chief Executive Officer of PepsiCo Europe and Sub-Sahara Africa from September 2012 through January 2015. He was also President of PepsiCo Global Operations from October 2011 to September 2012. Mr. Guimaraes previously had served as Executive Vice President of Electrolux and Chief Executive Officer of its major appliances business in Europe, Africa and the Middle East from 2008 to 2011. Prior to this, Mr. Guimaraes spent 10 years at Philips Electronics, first as a regional marketing executive in Brazil and ultimately as Senior Vice President and head of Global Marketing Management and general manager of the WidiWall LED display business. He also served as CEO of Philips’ Lifestyle Incubator group, an innovation engine which created new businesses and developed them over several years. Earlier, Mr. Guimaraes worked in various marketing positions at Danone and Johnson & Johnson.

Experience, Skills and Qualifications:    The Board believes Mr. Guimaraes is qualified to serve as a director of the Company based on his business, management and strategic planning experience, his knowledge of advertising, marketing and international operations, and his owner orientation as well as his integrity, energy, and willingness to spend time on and interest in AutoZone.

J. R. Hyde, III, 72, has been a director since 1986 and was non-executive Chairman of the Board from 2005 until June 2007. He has been the President of Pittco, Inc., an investment company, since 1989 and has been the Chairman of the Board and a director of GTx, Inc., a biopharmaceutical company since 2000. Mr. Hyde, AutoZone’s founder, was AutoZone’s Chairman from 1986 to 1997 and its Chief Executive Officer from 1986 to 1996. He was Chairman and Chief Executive Officer of Malone & Hyde, AutoZone’s former parent company, until 1988. Mr. Hyde was a director of FedEx Corporation from 1977 to September 2011.

Experience, Skills and Qualifications:    The Board believes Mr. Hyde, the founder and a former Chairman and Chief Executive Officer of AutoZone, is qualified to serve as a director of the Company based on his extensive knowledge of AutoZone’s business and the automotive aftermarket industry, his expertise in strategic business development and executive management, his owner orientation, and his board experience as well as his integrity, energy, and willingness to spend time on and interest in AutoZone.

D. Bryan Jordan, 53, has been a director since 2013. He has served as Chairman of the Board, President and Chief Executive Officer of First Horizon National Corporation since January 1, 2012, and has held the positions of President and Chief Executive Officer and director since 2008. From May 2007 until September 2008 Mr. Jordan was Executive Vice President and Chief Financial Officer of First Horizon and First Tennessee Bank National Association, and prior to that he served in various positions at Regions Financial Corporation and its subsidiary Regions Bank, including (beginning in 2002) as Chief Financial Officer.

Experience, Skills and Qualifications:    The Board believes Mr. Jordan is qualified to serve as a director of the Company based on his extensive experience in the banking and financial services industry, his experience serving as the chief executive officer and the chief financial officer of public companies, his knowledge of corporate finance and management, and his owner orientation, as well as his integrity, energy, and willingness to spend time on and interest in AutoZone.

W. Andrew McKenna, 69, has been a director since 2000 and served as Lead Director from June 2007 through January 2009. He is retired. Until his retirement in 1999, he had held various positions with The Home Depot, Inc., including Senior Vice President–Strategic Business Development from 1997 to 1999; President, Midwest Division from 1994 to 1997; and Senior Vice President–Corporate Information Systems from 1990 to 1994. Prior to joining Home Depot he was a Partner, Management Consulting, with Deloitte & Touche for 10 years. He was also President of SciQuest.com, Inc. in 2000. Mr. McKenna was a director of Danka Business Systems PLC from 2002 to 2008, serving as Chairman of the Board from March 2005 to March 2006. Mr. McKenna was a director of Bally Technologies from 2011 to 2014, when the company was sold. At Bally Technologies he served as Chair of the Governance Committee.

Experience, Skills and Qualifications:    The Board believes Mr. McKenna is qualified to serve as a director of the Company based on his executive experience in the retail industry and other industries, his expertise in strategic business development, his background in finance, audit and information technology, his owner orientation, and his board experience, as well as his integrity, energy, and willingness to spend time on and interest in AutoZone.

George R. Mrkonic, Jr., 63, has been a director since 2006. He has been the Non-Executive Chairman of Paperchase Products Limited, London, UK, a retailer of cards, stationery, wraps and gifts in the UK, Europe and the Middle East, since 2005, and has been a director since 1999. Previously, he was President of Borders Group, Inc. from 1994 to 1997 and Vice Chairman of Borders Group, Inc. from 1994 to 2002. He is also a director of Brinker International, Inc., Syntel, Inc. and Ulta Salon, Cosmetics & Fragrance, Inc. Mr. Mrkonic was a director of Nashua Corporation from 2000 to 2009, Guitar Center, Inc. from 2002 to 2007 and Pacific Sunwear of California, Inc. from 2007 to 2015.

Experience, Skills and Qualifications:    The Board believes Mr. Mrkonic is qualified to serve as a director of the Company based on his experience as a senior executive in retail companies, his knowledge of corporate strategy, finance, and management, his owner orientation, and his board experience, as well as his integrity, energy, and willingness to spend time on and interest in AutoZone.

Luis P. Nieto, 60, has been a director since 2008. He is president of Nieto Advisory LLC which provides advisory services to small consumer food companies. He was president of the Consumer Foods Group of ConAgra Foods Inc., one of the largest packaged foods companies in North America, from 2008 until his retirement in June 2009. Previously, he was president of ConAgra Refrigerated Foods from 2006 to 2008 and ConAgra Meats from 2005 to 2006. Prior to joining ConAgra, Mr. Nieto was President and Chief Executive Officer of the Federated Group, a leading private label supplier to the retail grocery and foodservice industries from 2002 to 2005. From 2000 to 2002, he served as President of the National Refrigerated Products Group of Dean Foods Company. He held other positions at Dean Foods Group from 1998 to 2000. Prior to joining Dean Foods, Mr. Nieto held positions in brand management and strategic planning with Mission Foods, Kraft Foods and the Quaker Oats Company. Mr. Nieto is also a director of Ryder Systems, Inc.

Experience, Skills and Qualifications:    The Board believes Mr. Nieto is qualified to serve as a director of the Company based on his expertise in brand management and marketing, including experience managing a diverse portfolio of brands and products, as well as his knowledge of finance and operations, his executive management experience, his owner orientation and his board experience, as well as his integrity, energy, and willingness to spend time on and interest in AutoZone.

William C. Rhodes, III, 50, was elected Chairman in June 2007. He has been President, Chief Executive Officer, and a director since 2005. Prior to his appointment as President and Chief Executive Officer, Mr. Rhodes was Executive Vice President–Store Operations and Commercial. Prior to fiscal 2005, he had been Senior Vice President–Supply Chain and Information Technology since fiscal 2002, and prior thereto had been Senior Vice President–Supply Chain since 2001. Prior to that time, he served in various capacities within the Company since 1994. Prior to 1994, Mr. Rhodes was a manager with Ernst & Young LLP. Mr. Rhodes is also a director of Dollar General Corporation.

Experience, Skills and Qualifications:    The Board believes Mr. Rhodes, AutoZone’s Chairman, President and Chief Executive Officer, is qualified to serve as a director of the Company based on his 20 years’ experience with the Company, which have included responsibility for corporate strategy, executive management, operations, finance, supply chain and information technology; his knowledge and understanding of the automotive aftermarket and retail industries; his financial background and his owner orientation, as well as his integrity and energy.

PROPOSAL 2 — Ratification of Independent Registered Public Accounting Firm

Ernst & Young LLP, our independent auditor for the past twenty-eight fiscal years, has been selected by the Audit Committee to be AutoZone’s independent registered public accounting firm for the 2016 fiscal year. Representatives of Ernst & Young LLP will be present at the Annual Meeting to make a statement if they so desire and to answer any appropriate questions.

The Audit Committee recommends that you vote FOR ratification of Ernst & Young LLP as AutoZone’s independent registered public accounting firm.

Under Nevada law and the Company’s By-Laws, if a quorum is present, Ernst & Young LLP will be ratified as AutoZone’s independent registered public accounting firm if the number of votes cast in favor of the matter exceeds the number of votes cast in opposition to the matter. Broker non-votes occur when shares held by a brokerage firm are not voted with respect to a proposal because the firm has not received voting instructions from the beneficial owner of the shares and the firm does not have the authority to vote the shares in its discretion. Shares abstaining from voting and shares as to which a broker non-vote occurs are considered present for purposes of determining whether a quorum exists, but are not considered votes cast or shares entitled to vote with respect to such matter. Accordingly, abstentions and broker non-votes will have no effect on the outcome of Proposal 2. However, the Audit Committee is not bound by a vote either for or against the firm. The Audit Committee will consider a vote against the firm by the stockholders in selecting our independent registered public accounting firm in the future.

During the past two fiscal years, the aggregate fees for professional services rendered by Ernst & Young LLP were as follows:

	2015		2014
Audit Fees	$1,997,500		$2,002,200
Audit-Related Fees	—		25,000
Tax and other Non-Audit-Related Fees	643,242	(1)	754,522	(2)

(1)	Tax and other Non-Audit-Related Fees for 2015 were for state and local tax services.

(2)	Tax and other Non-Audit-Related Fees for 2014 were for state and local tax services and acquisition-related due diligence.

The Audit Committee pre-approves all services performed by the independent registered public accounting firm under the terms contained in the Audit Committee charter, a copy of which can be obtained at our website at www.autozoneinc.com. The Audit Committee pre-approved 100% of the services provided by Ernst & Young LLP during the 2015 and 2014 fiscal years. The Audit Committee considers the services listed above to be compatible with maintaining Ernst  & Young LLP’s independence.

PROPOSAL 3 — Approval of Amended and Restated AutoZone, Inc. 2011 Equity Incentive Award Plan

Introduction

Our Board of Directors is recommending approval of the Amended and Restated AutoZone, Inc. 2011 Equity Incentive Award Plan (the “Amended 2011 Equity Plan”), which was adopted, subject to stockholder approval, by our Board of Directors on October 7, 2015, and which makes the following changes to the original AutoZone, Inc. 2011 Equity Incentive Award Plan (the “2011 Equity Plan”):

•

Imposes a maximum limit on the compensation, measured as the sum of any cash compensation and the aggregate grant date fair value of awards granted under the Amended 2011 Equity Plan, that may be paid to non-employee directors for such service during any calendar year; and

•

Applies a ten-year term on the Amended 2011 Equity Plan through December 16, 2025 and extends our ability to grant incentive stock options through October 7, 2025, which is the tenth anniversary of the date on which the Board adopted the Amended 2011 Equity Plan.

In addition to the above, we are asking stockholders to approve the Amended 2011 Equity Plan to satisfy the stockholder requirements of Section 162(m) (“Section 162(m)”) of the Internal Revenue Code, as amended (the “Code”). In general, Section 162(m) places a limit on the deductibility for U.S. federal income tax purposes of the compensation paid to our Chief Executive Officer or any of our three other most highly compensated executive officers (other than our Chief Financial Officer) (“covered employees”). Under Section 162(m), compensation paid to such persons in excess of $1 million in a taxable year generally is not deductible. However, compensation that qualifies as “performance-based” under Section 162(m) does not count against the $1 million deduction limit. One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance-based compensation and the performance criteria under which such compensation may be paid be disclosed to and approved by stockholders of publicly-held corporations every five years. For purposes of Section 162(m), material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goals may be based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goals. Each of these material terms as they relate to the Amended 2011 Equity Plan is discussed below, and the stockholder approval of this Proposal 3 will be deemed to constitute approval of the material terms of performance-based compensation under the Amended 2011 Equity Plan for purposes of the stockholder approval requirements of Section 162(m).

Stockholder approval of the material terms of the performance-based compensation under the Amended 2011 Equity Plan is only one of several requirements under Section 162(m) that must be satisfied for amounts paid under the Amended 2011 Equity Plan to qualify for the “performance-based compensation” exemption under Section 162(m), and submission of the material terms of the Amended 2011 Equity Plan’s performance-based compensation and performance goals for stockholder approval should not be viewed as a guarantee that we will be able to deduct any or all compensation under the Amended 2011 Equity Plan. Nothing in this proposal precludes us or the Compensation Committee from making any payment or granting any awards that are not intended to qualify for tax deductibility under Section 162(m).

If our stockholders do not approve this Proposal 3, we will not make any further grants under the 2011 Equity Plan to Section 162(m) covered employees or pay any compensation under the 2011 Equity Plan (other than pursuant to awards granted prior to the date of our Annual Meeting). The 2011 Equity Plan will, however, remain in effect with respect to individuals other than covered employees and we may continue to grant performance-vesting and other equity awards under the 2011 Equity Plan to such individuals, subject to the terms and conditions of the 2011 Equity Plan. In addition, all previously granted awards will continue to be subject to the 2011 Equity Plan.

As of October 19, 2015, the number of shares remaining available for issuance pursuant to awards granted under the Amended 2011 Equity Plan was approximately 1,130,983 and the closing sale price of our common stock on that date was $744.02.

Under Nevada law and the Company’s By-Laws, if a quorum is present, this matter will be approved if the number of votes cast in favor of the matter exceeds the number of votes cast in opposition to the matter. Broker non-votes occur when shares held by a brokerage firm are not voted with respect to a proposal because the firm has not received voting instructions from the beneficial owner of the shares and the firm does not have the authority to vote the shares in its discretion. Shares abstaining from voting and shares as to which a broker non-vote occurs are considered present for purposes of determining whether a quorum exists, but are not considered votes cast with respect to such matter. Accordingly, abstentions and broker non-votes will have no effect on the outcome of Proposal 3.

The Board of Directors recommends that the stockholders vote FOR the Amended and Restated AutoZone, Inc. 2011 Equity Incentive Award Plan.

The following is a summary of the Amended and Restated AutoZone, Inc. 2011 Equity Incentive Award Plan. The following summary is qualified in its entirety by reference to the plan document, which is reproduced in its entirety as Exhibit A to this Proxy Statement.

What is the Amended and Restated AutoZone, Inc. 2011 Equity Incentive Award Plan?

The Amended 2011 Equity Plan, like the 2011 Equity Plan, will continue to allow us to provide equity-based compensation to our non-employee directors and employees for their service to AutoZone or our subsidiaries or affiliates. Under the Amended 2011 Equity Plan, participants may receive equity-based compensation in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, deferred stock, stock payments, performance share awards and other incentive awards structured by the Compensation Committee and the Board of Directors within parameters set forth in the Amended 2011 Equity Plan. The Amended 2011 Equity Plan allows non-employee directors and employees to participate in the ownership of AutoZone and is intended to provide compensation, incentives and rewards for superior performance.

Who is eligible to participate in the Amended 2011 Equity Plan?

Persons eligible to participate in the Amended 2011 Equity Plan include all ten non-employee members of the Board, and approximately 760 officers and employees of AutoZone, our subsidiaries and our affiliates, as determined by the Administrator of the Amended 2011 Equity Plan.

How will the Amended 2011 Equity Plan be administered?

The Amended 2011 Equity Plan generally will be administered by the Compensation Committee (which we also sometimes refer to as the “Administrator” in this narrative). The Compensation Committee consists solely of non-employee directors, each of whom is an “outside director” within the meaning of Section 162(m), a “non-employee director” as defined in Rule 16b-3 under the Exchange Act, and an “independent director” under the rules of the New York Stock Exchange. The Compensation Committee will have the authority to administer the Amended 2011 Equity Plan, including the power to determine eligibility, the types and sizes of awards, the price and timing of awards and the acceleration or waiver of any vesting restriction.

Except with respect to awards granted to our senior executives who are subject to Section 16 of the Exchange Act or employees who are “covered employees” within the meaning of Section 162(m), the Amended 2011 Equity Plan allows the Compensation Committee to delegate the authority to grant or amend awards under the Amended 2011 Equity Plan to a committee of one or more members of the Board of Directors or one or more of our officers. The full Board of Directors, acting by a majority of its members in office, will conduct the general administration of the Amended 2011 Equity Plan with respect to awards granted to non-employee directors.

How many shares of AutoZone common stock will be available for awards under the Amended 2011 Equity Plan?

The aggregate number of shares of our common stock available for equity grants pursuant to the Amended 2011 Equity Plan is equal to (i) 2,886,756, which reflects the number of shares that were available for issuance under our 2006 Stock Option Plan, the First Amended and Restated 2003 Director Compensation Plan and the First Amended and Restated 2003 Director Stock Option Plan (the “Prior Plans”) as of the date the 2011 Equity Plan was first approved by our stockholders, plus (ii) the number of shares underlying awards outstanding under the Prior Plans that terminate, expire or lapse on or after such date. We are not seeking an increase in the number of shares currently available for issuance under the Amended 2011 Equity Plan. As of October 19, 2015, the number of shares remaining available for issuance pursuant to awards granted under the Amended 2011 Equity Plan was approximately 1,130,983.

The aggregate number of shares of our common stock available for equity grants pursuant to the Amended 2011 Equity Plan will be reduced by two shares for every share delivered in settlement of an award other than (i) a stock option, (ii) a stock appreciation right or (iii) any other award for which the holder pays the intrinsic value existing as of the date of grant (collectively, “Full Value Awards”). If any shares subject to an award that is not a Full Value Award are forfeited, expire or are settled in cash (in whole or in part), then the number of shares subject to such award (to the extent of such forfeiture, expiration or cash settlement) will again be available for future grants of awards under the Amended 2011 Equity Plan; if such forfeited, expired or cash-settled award is a Full Value Award, then the number of shares available under the Amended 2011 Equity Plan will be increased by two shares for each share subject to the award that is forfeited, expired or cash-settled (to the extent of such forfeiture, expiration or cash settlement). In addition, any shares of restricted stock repurchased by the Company at the same price paid by the participant, so that such shares are returned to the Company, will again be available for awards granted pursuant to the Amended 2011 Equity Plan. The payment of dividend equivalents in cash in conjunction with any outstanding awards will not be counted against the shares available for issuance under the Amended 2011 Equity Plan.

However, shares tendered by or withheld in payment of the exercise price of an option or in satisfaction of any tax withholding obligations with respect to an award, shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on exercise thereof, and shares purchased on the open market with cash proceeds from the exercise of options will not again be available for grant of an award under the Amended 2011 Equity Plan.

In the event of a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, any awards granted under the Amended 2011 Equity Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by another entity, will not reduce the shares authorized for grant under the Amended 2011 Equity Plan. Additionally, in the event that AutoZone or our subsidiaries or affiliates acquire or combine with a company that has shares available under a pre-existing plan approved by stockholders (and not in contemplation of such acquisition or combination), the shares available for grant pursuant to the terms of such pre-existing plan may be used for awards under the Amended 2011 Equity Plan in certain circumstances and will not reduce the shares authorized for grant under the Amended 2011 Equity Plan.

Notwithstanding the foregoing, the maximum number of shares of common stock that may be subject to one or more awards granted to any one participant pursuant to the Amended 2011 Equity Plan during any calendar year is 200,000. In addition, subject to certain exceptions, the sum of any cash compensation and the grant date fair value of awards granted under the Amended 2011 Equity Plan to any non-employee director during any calendar year may not exceed $500,000.

What types of equity awards are available under the Amended 2011 Equity Plan?

Stock Options.    The Amended 2011 Equity Plan provides for the grant of incentive stock options, as defined under Section 422 of the Code (“ISOs”), and non-qualified stock options (each, an “option”). The option exercise price of all stock options granted pursuant to the Amended 2011 Equity Plan may not be less than 100% of the fair market value of our common stock on the date of grant. Stock options may be exercised as determined by the Administrator, but in no event may (i) an ISO have a term extending beyond the tenth anniversary of the date of grant or (ii) a non-qualified stock option have a term extending beyond the date that is ten years and one day after the date of grant. ISOs granted to any person who owns, as of the date of grant, stock possessing more than ten percent of the total combined voting power of all classes of our stock, however, shall have an exercise price that is not less than 110% of the fair market value of our common stock on the date of grant and may not have a term extending beyond the fifth anniversary of the date of grant. To the extent that the aggregate fair market value of stock with respect to ISOs exercisable for the first time by an employee during any calendar year under the Amended 2011 Equity Plan and all other plans of the Company and any affiliate exceeds $100,000, such awards will be treated as non-qualified stock options.

The Amended 2011 Equity Plan prohibits, without stockholder approval: (i) the amendment of options to reduce the exercise price, and (ii) the replacement of an option with cash or any other award when the price per share of the option exceeds the fair market value of the underlying shares.

Restricted Stock.    A restricted stock award is the grant of shares of our common stock at a price (if any) determined by the Administrator that may be subject to substantial risk of forfeiture, i.e., certain restrictions or other vesting requirements including, without limitation, continued service to us or any of our subsidiaries or affiliates or the achievement of certain performance goals as determined by the Administrator. Restricted stock is nontransferable and may not be sold or encumbered until all restrictions are terminated or expire.

Dividend Equivalents.    A dividend equivalent is the right to receive the equivalent value of dividends paid on shares of our common stock. If granted, they are credited as of dividend payment dates occurring between the date an award is granted and the date it vests, is exercised, is distributed or expires, as determined by the Administrator. Dividend equivalents may be converted to cash or additional shares of our common stock subject to limitations as may be determined by the Administrator. Dividend equivalents may be granted either alone or in tandem with another award, however no dividend equivalents may be payable with respect to options or stock appreciation rights awarded pursuant to the Amended 2011 Equity Plan, unless otherwise determined by the Administrator.

Stock Payments.    A stock payment is a payment in the form of shares of our common stock or an option or other right to purchase shares, as part of a bonus, deferred compensation or other arrangement. The number or value of shares of any stock payment will be determined by the Administrator and may be based on the achievement of performance criteria or other specific criteria determined by the Administrator. Except as otherwise determined by the Administrator, shares underlying a stock payment which is subject to a vesting schedule or other conditions may not be issued until those conditions have been satisfied. Stock payments may, but are not required to, be made in lieu of cash compensation otherwise payable to any individual who is eligible to receive awards under the Amended 2011 Equity Plan.

Deferred Stock.    Deferred stock is a right to receive shares of our common stock in the future. The number of shares of any deferred stock award will be determined by the Administrator and may be based on the achievement of performance or other specific criteria on a specified date or dates or over any period or periods determined by the Administrator. Except as otherwise determined by the Administrator, shares underlying a deferred stock award which is subject to a vesting schedule or other conditions set by the Administrator may not be issued until those conditions have been satisfied. Deferred stock may constitute or provide for a deferral of compensation subject to Section 409A of the Code and there may be certain tax consequences if the requirements of Section 409A of the Code are not met.

Restricted Stock Units.    A restricted stock unit is a contractual right that provides for the issuance of our common stock at a future date upon the satisfaction of specific conditions. The Administrator will specify in an award agreement the dates or conditions under which the restricted stock units will become fully vested and nonforfeitable, and may specify other conditions to vesting as it deems appropriate. The Administrator will also specify, or permit the holder to elect, the conditions and dates upon which the shares underlying the restricted stock units will be issued, which may not be earlier than the date as of which the restricted stock units vest and which conditions and dates will be subject to compliance with Section 409A of the Code. Restricted stock units may be paid in cash, shares or both, as determined by the Administrator. On the distribution dates, AutoZone will transfer to the holder one unrestricted, fully transferable share of our common stock (or the fair market value of one share in cash) for each restricted stock unit scheduled to be paid out on such date and not previously forfeited. The Administrator may specify in the award agreement a purchase price to be paid by the holder for such shares of our common stock. Restricted stock units may constitute or provide for a deferral of compensation subject to Section 409A of the Code and there may be certain tax consequences if the requirements of Section 409A of the Code are not met.

Stock Appreciation Rights.    A stock appreciation right (“SAR”) entitles its holder, upon exercise, to receive from us an amount equal to the difference between the exercise price of the SAR and the fair market value of a share of our common stock on the exercise date, multiplied by the number of shares with respect to which the SAR is being exercised, subject to any limitations imposed by the Administrator. The exercise price per share will be set by the Administrator, but may not be less than 100% of the fair market value on the date the SAR is granted. The Administrator will also determine the vesting period of the SAR. SARs may be exercised as determined by the Administrator but may not have a term extending beyond the date that is ten years and one day after the date of grant. Payment of a SAR may be in cash, shares or a combination of both, as determined by the Administrator. The Amended 2011 Equity Plan prohibits, without stockholder approval: (i) the amendment of SARs to reduce the exercise price, and (ii) the replacement of a SAR with cash or any other award when the price per share of the SAR exceeds the fair market value of the underlying shares.

Performance Share Awards.    Performance share awards are rights to receive a number of shares of our common stock or the cash value of such shares based on the attainment of specified performance goals or other criteria determined by the Administrator.

Other Incentive Awards.    The Amended 2011 Equity Plan also authorizes the grant of awards other than those enumerated in this summary that are denominated in, linked to or derived from shares of our common stock or value metrics related to our shares, and may remain forfeitable unless and until specified conditions are met.

What are performance awards?

Performance awards include any of the awards above that are granted subject to vesting and/or payment based on the attainment of specified performance goals. The Administrator will determine whether performance awards are intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m), in which case the applicable performance criteria will be selected from the list below.

As noted above, Section 162(m) imposes a $1 million cap on the deduction that we may take in respect of compensation paid to our covered employees, but excludes from the calculation amounts that constitute qualified performance-based compensation.

In order to constitute qualified performance-based compensation under Section 162(m), in addition to certain other requirements, the relevant amounts of such compensation must be payable only upon the attainment of pre-established, objective performance goals set by the Compensation Committee, as Administrator, and linked to stockholder-approved performance criteria. For purposes of the Amended 2011 Equity Plan, one or more of the following performance criteria will be used in setting performance goals intended to be qualified performance-based compensation, and may also be used in setting performance goals applicable to other performance awards:

(i) earnings or net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization, (E) rent and (F) non-cash equity-based compensation expense);

(ii) gross or net sales or revenue;

(iii) net income (either before or after taxes);

(iv) adjusted net income;

(v) operating earnings, profit or pre-tax profit or margin;

(vi) cash flow (including, but not limited to, operating or net cash flow and free cash flow);

(vii) return on assets;

(viii) return on capital (including return on invested capital);

(ix) return on stockholders’ equity;

(x) total stockholder return;

(xi) return on sales;

(xii) gross or net profit, operating margin or gross profit margin;

(xiii) costs;

(xiv) funds from operations;

(xv) expenses;

(xvi) working capital;

(xvii) earnings per share;

(xviii) diluted or adjusted earnings per share;

(xix) price per share of common stock;

(xx) implementation or completion of critical projects;

(xxi) market share;

(xxii) economic profit goals (including economic value added or market value added);

(xxiii) customer retention;

(xxiv) sales or sales-related goals (including sales per square foot and comparable store sales);

(xxv) earnings before interest and taxes margin; and

(xxvi) return on inventory;

any of which may be measured either in absolute terms for AutoZone or any operating unit thereof or as compared to any incremental increase or decrease, results of a peer group or market performance indicators or indices. The Amended 2011 Equity Plan also permits the Administrator to provide for objectively determinable adjustments to the applicable performance criteria in setting performance goals for qualified performance-based compensation awards.

How does vesting of awards occur under the Amended 2011 Equity Plan?

The award agreement governing an award under the Amended 2011 Equity Plan will specify when the right to exercise the award will vest, in whole or in part, and will denote any events or conditions upon which vesting is contingent or which may accelerate vesting.

In addition, at the time an award is granted or at any time after such grant, the Administrator may specify events, including a change in control, that will accelerate the vesting or exercise date of all or part of the award.

Are awards under the Amended 2011 Equity Plan transferable?

With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the Amended 2011 Equity Plan are generally nontransferable prior to vesting and are exercisable (as applicable) only by the participant.

How are tax withholding and payment obligations handled under the Amended 2011 Equity Plan?

The Administrator may, in its discretion, accept cash or check, shares of our common stock that meet specified conditions, a “market sell order” or such other consideration as it deems suitable in order to satisfy tax withholding, exercise price and purchase price obligations arising in connection with awards granted under the Amended 2011 Equity Plan.

What happens in the event of corporate transactions affecting the common stock?

The Administrator has broad discretion to equitably adjust the provisions of the Amended 2011 Equity Plan, as well as the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the Administrator will make equitable adjustments to the Amended 2011 Equity Plan and outstanding awards to reflect such transaction. In the event of a change in control (as defined in the Amended 2011 Equity Plan), the surviving entity must assume outstanding awards under the Amended 2011 Equity Plan or substitute such awards with economically equivalent awards; however, if the surviving entity declines to assume or substitute some or all of the outstanding awards, then all such awards will vest in full and be deemed exercised (as applicable) immediately prior to the consummation of such change in control. Individual award agreements may provide for additional accelerated vesting and payment provisions if the Administrator so determines.

Can the Amended 2011 Equity Plan be amended or terminated?

The Board may terminate, amend, or modify the Amended 2011 Equity Plan at any time; however, except to the extent permitted by the Amended 2011 Equity Plan in connection with certain changes in capital structure, stockholder approval must be obtained for any amendment to (i) increase the number of shares available for issuance under the Amended 2011 Equity Plan, (ii) reduce the per share exercise price of the shares subject to any option or SAR below the per share exercise price as of the date the option or SAR was granted, and (iii) cancel any option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares.

In no event may an award be granted pursuant to the Amended 2011 Equity Plan after the tenth anniversary of the date the plan is approved by our stockholders, and no ISO may be granted pursuant to the Amended 2011 Equity Plan after the tenth anniversary of the date the plan was adopted by the Board of Directors.

New Plan Benefits

The number of awards that our named executive officers, directors, other executive officers and other employees may receive under the Amended 2011 Equity Plan will be determined in the discretion of the Board or Compensation Committee in the future. Except with respect to grants of equity awards that we expect to grant to our outside directors on January 1, 2016 (as described in the footnotes to the below table), our Board or Compensation Committee has not made any determination to make future grants to any persons under the Amended 2011 Equity Plan as of the date of this Proxy Statement. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Amended 2011 Equity Plan or the benefits that would have been received by such participants if the Amended 2011 Equity Plan had been in effect in the year ended August 29, 2015, other than as set forth below.

Name and Position	Dollar Value ($)	Restricted Stock Units (#)
William C. Rhodes III Chairman, President & Chief Executive Officer	—	—
William T. Giles Chief Financial Officer/Executive Vice President, Finance, IT & ALLDATA	—	—
William W. Graves Executive Vice President, Mexico, Brazil, IMC & Store Development	—	—
Mark A. Finestone Executive Vice President, Merchandising, Supply Chain, & Marketing	—
Thomas B. Newbern Executive Vice President, Store Operations, Commercial & Loss Prevention	—	—
Executive Group	—	—
Non-Executive Director Group(1)	2,075,000	(2)
Non-Executive Officer Employee Group	—	—

(1)	Pursuant to our director compensation program, non-employee directors receive an annual retainer fee of $200,000, and the lead director and chairs of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee receive an additional annual retainer fee of $20,000, $20,000, $5,000 and $5,000, respectively. Each non-employee director may elect to receive $75,000 of his or her aggregate annual fees in the form of cash; any fee that is not elected to be received in cash will be paid in the form of restricted stock units granted on January 1, 2016. We have assumed for purposes of this table that each non-employee director receives his or her entire annual fee in the form of restricted stock units.
(2)	The number of restricted stock units will be determined based on the closing price per share of our common stock on January 1, 2016.

Historical Grants Table

The table below sets forth summary information concerning the number of shares of our common stock subject to stock options, stock appreciation rights, restricted stock units, restricted stock and performance share awards granted to certain persons under the 2011 Equity Plan as of October 19, 2015.

Name and Position	Stock Option Grants(#)	Restricted Stock Units(#)	Performance Share Awards (Target #)
Named Executive Officers
William C. Rhodes III Chairman, President & Chief Executive Officer	138,150	—	25,000
William T. Giles Chief Financial Officer/Executive Vice President, Finance, IT & ALLDATA	58,900	—	—
William W. Graves Executive Vice President, Mexico, Brazil, IMC & Store Development	45,000	—	—
Mark A. Finestone Executive Vice President, Merchandising, Supply Chain, & Marketing	48,800	—	—
Thomas B. Newbern Executive Vice President, Store Operations, Commercial & Loss Prevention	48,800	—	—
All current executive officers as a group	561,810	—	—
All outside directors as a group	—	19,069	—

Current director nominees(1)
Douglas H. Brooks	—	622	—
Linda A. Goodspeed	—	903	—
Sue E. Gove	—	2,617	—
Earl G. Graves, Jr.	—	2,804	—
Enderson Guimaraes	—	1,356	—
J.R. Hyde, III	—	2,492	—
D. Bryan Jordan	—	919	—
W. Andrew McKenna	—	2,543	—
George R. Mrkonic, Jr.	—	2,555	—
Luis P. Nieto	—	2,258	—
Associate of any such directors, executive officers or nominees	—	—	—
Other persons who received or are to receive 5% of such options or rights	—	—	—
All current employees, including all officers who are not executive officers, as a group	1,042,855	—	—

(1)	Does not include Mr. Rhodes, as he is listed separately as an executive officer.

What are the U.S. federal income tax consequences of the Amended 2011 Equity Plan?

The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the Amended 2011 Equity Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

Non-Qualified Stock Options.    If an optionee is granted a non-qualified stock option under the Amended 2011 Equity Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The optionee’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the optionee exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss, depending on the duration for which the shares are held. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

Incentive Stock Options.    A participant receiving ISOs should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of our common stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of the ISO grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Internal Revenue Code for ISOs and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. We are not entitled to a tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

Other Awards.    The current federal income tax consequences of other awards authorized under the Amended 2011 Equity Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); restricted stock units, stock-based performance awards and other types of awards are generally subject to income tax at the time of share delivery or other payment based on the fair market value of the share or other payment delivered on that date. Compensation that is effectively deferred will generally be subject to income taxation when paid, but will typically be subject to employment taxes in any earlier year in which vesting occurs. In each of the foregoing cases, we will generally have a corresponding deduction at the time the participant recognizes income, subject to the limitations imposed by Section 162(m) with respect to covered employees.

Section 162(m) of the Internal Revenue Code

Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000. It is possible that compensation attributable to awards under the Amended 2011 Equity Plan, whether alone or combined with other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

The Section 162(m) deduction limitation does not apply to “qualified performance-based compensation.” In order to qualify for the exemption for qualified performance-based compensation, Section 162(m) requires that: (i) the compensation be paid solely upon account of the attainment of one or more pre-established objective performance goals, (ii) the performance goals must be established by a compensation committee comprised of two or more “outside directors”, (iii) the material terms of the performance goals under which the compensation is to be paid must be disclosed to and approved by the stockholders and (iv) a compensation committee of “outside directors” must certify that the performance goals have indeed been met prior to payment.

Section 162(m) contains a special rule for stock options and SARs which provides that stock options and SARs will satisfy the “qualified performance-based compensation” exemption if (i) the awards are made by a qualifying compensation committee, (ii) the plan sets the maximum number of shares that can be granted to any person within a specified period, and (iii) the compensation is based solely on an increase in the stock price after the grant date.

The Amended 2011 Equity Plan has been designed to permit the compensation committee to grant stock options and other awards that will qualify as “qualified performance-based compensation.” If the Amended 2011 Equity Plan is approved by our stockholders, the compensation committee may, but is not obligated to, grant awards under the Amended 2011 Equity Plan that constitute qualified performance based compensation under Section 162(m).

Section 409A of the Internal Revenue Code

Certain types of awards under the Amended 2011 Equity Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Internal Revenue Code. Unless certain requirements set forth in Section 409A of the Internal Revenue Code are satisfied, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties and additional state taxes). To the extent applicable, the Amended 2011 Equity Plan and awards granted under the Amended 2011 Equity Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Internal Revenue Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Internal Revenue Code. To the extent determined necessary or appropriate by the plan administrator, the Amended 2011 Equity Plan and applicable award agreements may be amended to further comply with Section 409A of the Internal Revenue Code or to exempt the applicable awards from Section 409A of the Internal Revenue Code.

PROPOSAL 4 — Advisory Vote on Executive Compensation – “Say-on-Pay”

On December 14, 2011, AutoZone’s stockholders approved, on an advisory basis, AutoZone’s recommendation that future advisory votes on executive compensation should be held every year. Consequently, and in accordance with Section 14A of the Securities Exchange Act, we are asking stockholders to approve the following advisory resolution on the compensation of our Principal Executive Officer, the Principal Financial Officer and our other three most highly paid executive officers (collectively, the “Named Executive Officers”) at the Annual Meeting:

“RESOLVED, that the compensation paid to AutoZone’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative discussion, is hereby APPROVED.”

This advisory vote, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to endorse or not endorse our executive pay program. The Board of Directors recommends a vote “FOR” this resolution because it believes that AutoZone’s executive compensation program, described in the Compensation Discussion and Analysis, is effective in achieving the Company’s goals of rewarding financial and operating performance and the creation of stockholder value.

Our Board of Directors and Compensation Committee believe that there should be a strong relationship between pay and corporate performance, and our executive compensation program reflects this belief. While the overall level and balance of compensation elements in our compensation program are designed to ensure that AutoZone can retain key executives and, when necessary, attract qualified new executives to the organization, the emphasis of AutoZone’s compensation program is linking executive compensation to business results and intrinsic value creation, which is ultimately reflected in increases in stockholder value.

AutoZone sets challenging financial and operating goals, and a significant amount of an executive’s annual cash compensation is tied to these objectives and therefore “at risk”—payment is earned only if performance warrants it.

AutoZone’s compensation program is intended to support long-term focus on stockholder value, so it emphasizes long-term rewards. At target levels, the majority of an executive officer’s total compensation package each year is the potential value of his or her stock options, which yield value to the executive only if the stock price appreciates.

Our management stock ownership requirement effectively promotes meaningful and significant stock ownership by our Named Executive Officers and further aligns their interests with those of our stockholders.

We urge you to read the Compensation Discussion and Analysis, as well as the Summary Compensation Table and related compensation tables and narrative, appearing on pages 32 through 57, which provide detailed information on our compensation philosophy, policies and practices and the compensation of our Named Executive Officers.

Because the vote on this proposal is advisory in nature, it is not binding on AutoZone, the Board of Directors or the Compensation Committee. The vote on this proposal will, therefore, not affect any compensation already paid or awarded to any Named Executive Officer and will not overrule any decisions made by the Board of Directors or the Compensation Committee. Because we highly value the opinions of our stockholders, however, the Board of Directors and the Compensation Committee will consider the results of this advisory vote when making future executive compensation decisions.

Under Nevada law and the Company’s By-Laws, if a quorum is present, this matter will be approved if the number of votes cast in favor of the matter exceeds the number of votes cast in opposition to the matter. Broker non-votes occur when shares held by a brokerage firm are not voted with respect to a proposal because the firm has not received voting instructions from the beneficial owner of the shares and the firm does not have the authority to vote the shares in its discretion. Shares abstaining from voting and shares as to which a broker non-vote occurs are considered present for purposes of determining whether a quorum exists, but are not considered votes cast or shares entitled to vote with respect to such matter. Accordingly, abstentions and broker non-votes will have no effect on the outcome of Proposal 4.

The Board of Directors recommends that the stockholders vote FOR this proposal.

PROPOSAL 5 — Stockholder Proposal Regarding Political Disclosure and Accountability

AutoZone has been notified that the Comptroller of the City of New York, One Centre Street, New York, New York 10007-2341, as custodian and a trustee of the New York City Employees’ Retirement System, the New York City Fire Department Pension Fund, the New York City Police Pension Fund and the New York City Teachers’ Retirement System, and as custodian of the New York City Board of Education Retirement System, the beneficial owner of 59,647 shares of AutoZone common stock, intends to present the following proposal for consideration at the annual meeting:

“Resolved: The shareholders of AutoZone, Inc. (“AutoZone”) hereby request the Company to prepare and periodically update a report, to be presented to the pertinent board of directors committee and posted on the Company’s website, that discloses monetary and non-monetary expenditures that AutoZone makes on political activities, namely:

•

expenditures that AutoZone cannot deduct as an “ordinary and necessary” business expense under section 162(e) of the Internal Revenue Code (the “Code”) because they are incurred in connection with (a) influencing legislation, (b) participating or intervening in any political campaign on behalf of (or in opposition to) any candidate for public office; and (c) attempting to influence the general public, or segments thereof, with respect to elections, legislative matters, or referenda; contributions to or expenditures in support of or opposition to political candidates, political parties, political committees;

•

dues, contributions or other payments made to tax-exempt “social welfare” organizations and “political committees” operating under sections 501(c)(4) and 527 of the Code, respectively, and to tax-exempt entities that write model legislation and operate under section 501(c)(3) of the Code; and

•

the portion of dues or other payments made to a tax-exempt entity such as a trade association that are used for an expenditure or contribution and that would not be deductible under section 162(e) of the Code if made directly by the Company.

The report shall identify all recipients and the amount paid to each recipient from Company funds.

Supporting statement

As long-term shareholders, we support transparency and accountability in corporate spending on political activities. Disclosure is consistent with public policy and in the best interest of AutoZone and its shareholders. Indeed, the Supreme Court’s 2010 Citizens United decision — which liberalized rules for corporate participation in election-related activities — recognized the importance of disclosure to shareholders, saying: “[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.”

AutoZone states on its website (http://phx.corporate- ir.net/External.File?item=UGFyZW50SUQ9MjU2OTI4fENoaWxkSUQ9LTF8VHlwZT0z&t= 1, viewed June 22, 2015) that it actively participates in the political process, “by using corporate funds to make political contributions to political parties, political campaigns, committees, other political organizations and ballot initiatives . . .” In our view, in the absence of a system of transparency and accountability, company assets could be used for policy objectives that may be inimical to the long-term interests of and may pose risks to AutoZone and its shareholders.

Although the Supreme Court cited the importance of disclosure, companies may anonymously channel significant amounts of money into the political process through trade associations and non-profit groups that need not disclose contributions. Such payments can dwarf the contributions that must be publicly reported.

Given the vagaries of the political process and the uncertainty that political spending will produce any return for shareholders, we believe that companies should be fully transparent by disclosing how they spend shareholder money in this area.”

Board of Directors’ Statement in Opposition

After careful consideration, and for the following reasons, the Board believes that this stockholder proposal is not in the best interests of AutoZone or its stockholders, and the Board recommends a vote “AGAINST” this proposal.

The Board believes it is in the best interests of our stockholders for AutoZone to participate in political and regulatory processes on issues that affect our business and community interests. We work proactively to enable AutoZone’s business strategies through public policy and government advocacy. We also participate in political activities and advocate for legislation when there is a connection to our business and our ability to grow the business in a way that is consistent with our values, our legal obligations, and our Code of Business Conduct and Ethics. For example, in the past we have been active in policy discussions and have lobbied on issues related to the collection and remittance of state sales taxes by on-line retailers and right-to-repair legislation.

As more fully described in our Policy on Political Contributions (which is available in the Corporate Governance section of the Investor Relations page of our website at http://autozoneinc.com), AutoZone only takes positions on ballot measures, initiatives or propositions that have a direct impact on our business. An important part of participating effectively in the political process is making prudent political contributions — but only where permitted by applicable law. Political contributions of all types are subject to extensive governmental regulation and public disclosure requirements, and AutoZone is fully committed to complying with all applicable campaign finance laws. In accordance with our Policy on Political Contributions, our limited corporate political contributions are approved by the Vice President, Government and Community Relations, in consultation with the Senior Vice President, General Counsel. The Senior Vice President, General Counsel provides periodic updates to the Nominating and Corporate Governance Committee and the Board of Directors on AutoZone’s political contributions.

The Board believes that the disclosure requested in this proposal could place AutoZone at a competitive disadvantage by revealing its business strategies and priorities. Because parties with interests adverse to AutoZone also participate in the political process to their business advantage, any unilateral expanded disclosure, above what is required by law and equally applicable to all similar parties engaged in public debate, could benefit those parties while harming the interests of AutoZone and our stockholders. The Board believes that any reporting requirements that go beyond those required under existing law should be applicable to all participants in the process, and not just to AutoZone.

This is the second consecutive year we have received this proposal from the Comptroller of the City of New York. At our 2014 Annual Meeting, the proposal received the support of only 29.91% of the shares represented in person or by proxy at the meeting. The Board believes that this vote result indicates that our stockholders support the Company’s current policies and practices with respect to political contributions.

Accordingly, the Board of Directors recommends a vote “AGAINST” this proposal.

Other Matters

We do not know of any matters to be presented at the Annual Meeting other than those discussed in this Proxy Statement. If, however, other matters are properly brought before the Annual Meeting, your proxies will be able to vote those matters in their discretion.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides a principles-based overview of AutoZone’s executive compensation program. It discusses our rationale for the types and amounts of compensation that our executive officers receive and how compensation decisions affecting these officers are made. It also discusses AutoZone’s total rewards philosophy, the key principles governing our compensation program, and the objectives we seek to achieve with each element of our compensation program.

What are the Company’s key compensation principles?

Pay for performance.  The primary emphasis of AutoZone’s compensation program is linking executive compensation to business results and intrinsic value creation, which is ultimately reflected in increases in stockholder value. Base salary levels are intended to be competitive in the U.S. marketplace for executives, but the more potentially valuable components of executive compensation are annual cash incentives, which depend on the achievement of pre-determined business goals, and to a greater extent, long-term compensation, which is based on the value of our stock.

Attract and retain talented AutoZoners.  The overall level and balance of compensation elements in our compensation program are designed to ensure that AutoZone can retain key executives and, when necessary, attract qualified new executives to the organization. We believe that a company which provides quality products and services to its customers, and delivers solid financial results, will generate long-term stockholder returns, and that this is the most important component of attracting and retaining executive talent.

What are the Company’s overall executive compensation objectives?

Drive high performance. AutoZone sets challenging financial and operating goals, and a significant amount of an executive’s annual cash compensation is tied to these objectives and therefore “at risk”—payment is earned only if performance warrants it.

Drive long-term stockholder value. AutoZone’s compensation program is intended to support long-term focus on stockholder value, so it emphasizes long-term rewards. At target levels, the majority of an executive officer’s total compensation package each year is the potential value of his or her stock options.

The table below illustrates how AutoZone’s compensation program weights the “at-risk” components of its Named Executive Officers’ 2015 total compensation (using actual base earnings + fiscal 2015 annual cash incentive payment + the value of fiscal 2015 stock and option grants). The value of Mr. Rhodes’ Performance Restricted Stock Unit grant, awarded in fiscal 2011, is included in the calculation based on one-fifth of the full value (using the stock price as of the end of fiscal 2015). See the Summary Compensation Table on page 44 for additional details about fiscal 2015 compensation for all of the Named Executive Officers (“NEOs”).

Executive	Base Salary	Annual Incentive	Long-Term Incentive	Total At-Risk
William C. Rhodes III	11%	18%	71%	89%
William T. Giles	21%	19%	60%	79%
All Other NEOs	23%	16%	61%	77%

Who participates in AutoZone’s executive compensation programs?

The Chief Executive Officer and the other Named Executive Officers, as well as the other senior executives comprising AutoZone’s Executive Committee, participate in the compensation program outlined in this Compensation Discussion and Analysis. The Executive Committee consists of the Chief Executive Officer and officers with the title of senior vice president or executive vice president (a total of 11 executives at the end of fiscal 2015). However, many elements of the compensation program also apply to other levels of AutoZone management. The intent is to ensure that management is motivated to pursue, and is rewarded for achieving, the same financial, operating and stockholder objectives.

What are the key elements of the Company’s overall executive compensation program?

The table below summarizes the key elements of AutoZone’s executive compensation program and the objectives they are designed to achieve. More details on these elements follow throughout the Compensation Discussion and Analysis and this Proxy Statement, as appropriate.

	Description	Objectives
Base salary	• Annual fixed cash compensation.	• Attract and retain talented executives. • Recognize differences in relative size, scope and complexity of positions as well as individual performance over the long term.
Annual cash incentive

•   Annual variable pay tied to the achievement of economic profit objectives, as operationalized by our primary measures:

• Earnings before interest and taxes, and

• Return on invested capital.

•   Actual payout depends on the results achieved. Individual potential payout is capped at $4 million; however, payout is zero if threshold targets are not achieved.

•   The Compensation Committee may reduce payouts in its discretion when indicated by individual performance or other reasons, but does not have discretion to increase payouts.

•   Communicate key financial and operating objectives.

•   Drive high levels of performance by ensuring that executives’ total cash compensation is linked to achievement of financial and operating objectives.

•   Support and reward consistent, balanced growth and returns performance (add value every year) with demonstrable links to stockholder returns.

•   Drive cross-functional collaboration and a total-company perspective.

	Description	Objectives
Stock options and other equity compensation

• Senior executives receive non-qualified stock options (NQSOs).

• All stock options are granted at fair market value on the grant date (discounted options are prohibited).

• AutoZone’s equity compensation plan prohibits re-pricing of stock options and does not include a “reload” program.

• AutoZone may occasionally grant awards of performance-restricted stock units, as well as awards of restricted stock with time-based vesting.

• Align long-term compensation with stockholder results. Opportunities for significant wealth accumulation by executives are tightly linked to stockholder returns.

• Provide retention incentives to ensure business continuity, and facilitate succession planning and executive knowledge transfer.

Stock purchase plans

• AutoZone maintains a broad-based employee stock purchase plan (ESPP) which is qualified under Section 423 of the Internal Revenue Code. The Employee Stock Purchase Plan allows AutoZoners to make quarterly purchases of AutoZone shares at 85% of the fair market value on the first or last day of the calendar quarter, whichever is lower. The annual contribution limit under the ESPP is $15,000.

• The Company has implemented an Executive Stock Purchase Plan so that executives may continue to purchase AutoZone shares beyond the limit the IRS and the company set for the Employee Stock Purchase Plan. An executive may make purchases using up to 25% of their prior fiscal year’s eligible compensation.

• Allow all AutoZoners to participate in the growth of AutoZone’s stock. • Encourage ownership, and therefore alignment of executive and stockholder interests.
• Management stock ownership requirement

• AutoZone implemented a stock ownership requirement during fiscal 2008 for executive officers.

• Covered executives must meet specified minimum levels of ownership, using a multiple of base salary approach.

• Encourage ownership by requiring executive officers to meet specified levels of ownership. • Alignment of executive and stockholder interests.
Retirement plans	The Company maintains three retirement plans: • 401(k) defined contribution plan, • Frozen defined benefit pension plan, and

• Provide competitive executive retirement benefits.

• The non-qualified plan enables executives to defer 25% of base salary and 75% of annual cash incentives, independent of the IRS limitations set for the qualified 401(k) plan.

	Description	Objectives
	• Non-qualified deferred compensation plan (including a frozen defined benefit restoration feature)	• The restoration component of the non-qualified plan, which was frozen at the end of 2002, allowed executives to accrue benefits that were not capped by IRS earnings limits.

Health and other benefits	Executives are eligible for a variety of benefits, including: • Medical, dental and vision plans; • Life and disability insurance plans; and • Charitable contribution match program.	• Provide competitive benefits. • Minimize perquisites while ensuring a competitive overall rewards package.

Annual cash compensation.    Annual cash compensation consists of base salary and annual cash incentives.

Base Salary.    Salaries are determined within the context of a targeted total cash compensation level for each position. Base salary is a fixed portion of the targeted annual cash compensation, with the specific portion varying based on differences in the size, scope or complexity of the jobs as well as the tenure and individual performance level of incumbents in the positions. Points are assigned to positions using a job evaluation system developed by Hay Group, a global management and human resources consulting firm, and AutoZone maintains salary ranges based on these job evaluations. These salary ranges are usually updated annually based on broad-based survey data; in addition to Hay Group survey data, AutoZone also subscribes to survey information from a variety of providers for this purpose, as discussed below.

The survey data used to periodically adjust salary ranges is broad-based, including data submitted by hundreds of companies. Examples of the types of information contained in salary surveys include summary statistics (e.g., mean, median, 25th percentile, etc.) related to:

•	base salaries

•	variable compensation

•	total annual cash compensation

•	long-term incentive compensation

•	total direct compensation

The salary surveys cover both the retail industry and compensation data on a broader, more general public company universe. Multiple salary surveys are used, so that ultimately the data represent hundreds of companies and positions and thousands of incumbents, or people holding those positions. The surveys generally list the participating companies, and for each position “matched”, the number of companies and incumbents associated with the position. Subscribers cannot determine which information comes from which company.

The salary ranges which apply to the Named Executive Officers, including the Principal Executive Officer, are part of the structure applicable to thousands of AutoZone’s employees. AutoZone positions are each assigned to a salary grade. This is generally accomplished at the creation of a position, using the Hay job evaluation method, and jobs tend to remain in the same grade as long as there are no significant job content changes. Each grade in the current salary structure has a salary range associated with it. This range has a midpoint, to which we compare summary market salary data (generally median pay level) of the types discussed above.

Over time, as the median pay levels in the competitive market change, as evidenced by the salary survey data, AutoZone will make appropriate adjustments to salary range midpoints so that on average, these midpoints are positioned at roughly 95% of the market median value as revealed by the surveys. This positioning relative to the market allows for competitive base salary levels, while generally leaving actual average base pay slightly below the survey market level. This fits our stated philosophy of delivering competitive total rewards at or above the market median through performance-based variable compensation.

In making decisions related to compensation of the Named Executive Officers, the Compensation Committee uses the survey data and salary ranges as context in reviewing compensation levels and approving pay actions. Other elements that the Compensation Committee considers are individual performance, Company performance, individual tenure, internal equity, position tenure, and succession planning.

Annual Cash Incentive.    Executive officers and certain other employees are eligible to receive annual cash incentives each fiscal year based on the Company’s attainment of certain Company performance objectives set by the Compensation Committee at the beginning of the fiscal year. The annual cash incentive target for each position, expressed as a percentage of base salary, is based on both salary range and level within the organization, and therefore does not change annually. As a general rule, as an executive’s level of management responsibility increases, the portion of his or her total compensation dependent on Company performance increases.

The threshold and target percentage amounts for the Named Executive Officers for fiscal 2015 are shown in the table below.

Principal Position	Threshold	Target
Chairman, President & CEO	62.5%	125%
Executive Vice President	37.5%	75%
All Other NEOs	30%	60%

Annual cash incentives for executive officers are paid pursuant to the AutoZone, Inc. 2015 Executive Incentive Compensation Plan (“EICP”), our performance-based short-term incentive plan. Pursuant to the plan, the Compensation Committee establishes incentive objectives at the beginning of each fiscal year. For more information about the EICP, see Discussion of Plan-Based Awards Table on page 47.

The actual incentive amount paid depends on Company performance relative to the target objectives. A minimum pre-established goal must be met in order for any incentive award to be paid, and the incentive award as a percentage of annual salary will increase as the Company achieves higher levels of performance.

The Compensation Committee may in its sole discretion reduce the incentive awards paid to Named Executive Officers. Under the EICP, the Compensation Committee may not exercise discretion in granting awards in cases where no awards are indicated, nor may the Compensation Committee increase any calculated awards. Any such “positive” discretionary changes, were they to occur, would be paid outside of the EICP and reported under the appropriate Bonus column in the Summary Compensation Table; however, the Compensation Committee has not historically exercised this discretion.

The Compensation Committee, as described in the EICP, may (but is not required to) disregard the effect of one-time charges and extraordinary events such as asset write-downs, litigation judgments or settlements, changes in tax laws, accounting principles or other laws or provisions affecting reported results, accruals for reorganization or restructuring, and any other extraordinary non-recurring items, acquisitions or divestitures and any foreign exchange gains or losses on the calculation of performance.

The incentive objectives for fiscal 2015 were set in a September 2014 Compensation Committee meeting, and were based on the achievement of specified levels of earnings before interest and taxes (“EBIT”) and return on invested capital (“ROIC”), as are the incentive objectives for fiscal 2016, which were set during a Compensation Committee meeting held in October 2015. The total incentive award is determined based on the impact of EBIT and ROIC on AutoZone’s economic profit for the year, rather than by a simple allocation of a portion of the award to achievement of the EBIT target and a portion to achievement of the ROIC target. EBIT and ROIC are key inputs to the calculation of economic profit (sometimes referred to as “economic value added”), and have been determined by our Compensation Committee to be important factors in enhancing stockholder value. If both the EBIT and ROIC targets are achieved, the result will be a 100%, or target, payout. However, the payout cannot exceed 100% unless the EBIT target is exceeded (i.e., unless there is “excess EBIT” to fund the additional incentive payout). Additionally, when the aggregate incentive amount is calculated, if the resulting payout amount in excess of target exceeds a specified percentage of excess EBIT (currently 20%), then the incentive payout will be reduced until the total amount of the incentive payment in excess of target is within that specified limit.

The specific targets are tied to achievement of the Company’s operating plan for the fiscal year. In 2015, the target objectives were EBIT of $1,930.0 million and ROIC of 30.8%. The 2015 incentive awards for each named executive officer were based on the following performance:

	EBIT ($MMs)	ROIC
EICP Target	1,930.0	30.8%
Actual (as adjusted)	1,970.4	31.8%
Difference	40.4	97 Bps

Effect of Performance on Total Annual Cash Compensation.    Because AutoZone emphasizes pay for performance, it is only when the Company exceeds its target objectives that an executive’s total annual cash compensation begins to climb relative to the median market level. Similarly, Company performance below target will cause an executive’s total annual cash compensation to drop below market median. As discussed below, AutoZone does not engage in strict benchmarking of compensation levels, i.e., we do not use specific data to support precise targeting of compensation, such as setting an executive’s base pay at the 50th percentile of an identified group of companies.

Stock compensation.    To emphasize achievement of long-term stockholder value, AutoZone’s executives receive a significant portion of their targeted total compensation in the form of non-qualified stock options. Although stock options have potential worth at the time they are granted, they only confer actual value if AutoZone’s stock price appreciates between the grant date and the exercise date. For this reason, we believe stock options are a highly effective long-term compensation vehicle to reward executives for creating stockholder value. We want our executives to realize total compensation levels well above the market norm, because when they do, such success is the result of achievement of Company financial and operating objectives that leads to growth in the per-share value of AutoZone common stock.

In order to support and facilitate stock ownership by our executive officers, prior to fiscal year 2013, a portion of their annual stock option grant consisted of Incentive Stock Options (“ISOs”), which feature favorable income tax treatments for the executive as long as certain conditions are met (e.g., the executive holds the stock acquired upon exercise of an ISO for at least two years from the date of grant and one year from the date of exercise). ISOs have a maximum term of ten years and, as granted, vest in equal 25% increments on the first, second, third and fourth anniversaries of the grant date. They are granted at the fair market value on the date of grant as defined in the relevant stock option plan. There is a $100,000 limit on the aggregate grant value of ISOs that may become exercisable in any calendar year. Although AutoZone receives an income tax deduction for an employee’s gain on non-qualified stock options, AutoZone does not receive a similar deduction of the exercise of ISOs. Therefore, AutoZone stopped granting ISOs beginning in fiscal 2013.

AutoZone grants stock options annually. Currently, the annual grants are reviewed and approved by the Compensation Committee in the meeting (typically in late September or early October) at which it reviews prior year results, determines incentive payouts, and takes other compensation actions affecting its executive officers. The Compensation Committee has not delegated its authority to grant stock options; all grants are directly approved by the Compensation Committee. Option grant amounts for the Chief Executive Officer’s direct reports and other senior executives are recommended to the Compensation Committee by the Chief Executive Officer, based on individual performance and the size and scope of the position held. AutoZone’s practice is to limit the total option shares granted to its employees during the annual grant process to approximately one percent of common shares outstanding. The annual grant is typically made near the beginning of the fiscal year and does not include a limited number of promotional or new hire grants that may be made during the fiscal year. The Committee reserves the right to deviate from this policy as it deems appropriate.

Newly promoted or hired officers may receive an option grant shortly after their hire or promotion. As a general rule, new hire or promotional stock options are approved and effective on the date of a regularly scheduled meeting of the Compensation Committee. On occasion, these interim grants may be approved by unanimous written consent of the Compensation Committee. The grants are recommended to the Compensation Committee by the Chief Executive Officer based on individual circumstances (e.g., what may be required in order to attract a new executive). Internal promotional grants are prorated based on the time elapsed since the officer received a regular annual grant of stock options.

On December 15, 2010, in order to motivate continued high performance while enhancing the retention characteristics of the compensation package applicable to the Chief Executive Officer, AutoZone’s Compensation Committee authorized the grant of an award of 25,000 performance-restricted stock units (“PRSUs”) to William C. Rhodes, III, AutoZone’s Chairman, President and CEO.

On November 25, 2013, 100% of the PRSUs were earned when AutoZone’s stock price closed at or above the $461.12 target for the fifth consecutive trading day. On October 1, 2015, the units vested and were delivered to Mr. Rhodes as shares of AutoZone common stock.

Notable fiscal 2016 actions.    On October 7, 2015, the Committee authorized a one-time award of 50,000 nonqualified stock options to Mr. Rhodes. The options, which have an expiration date of October 8, 2025, vest in one-half increments on the fourth and fifth anniversaries of the grant. The purpose of this one-time award is to solidify Mr. Rhodes’ commitment to AutoZone as well as to motivate continued high performance in a way that is aligned with both stockholder results as well as AutoZone’s leadership team incentives. In association with this one-time grant, the Committee intends to continue authorizing annual stock option grants to Mr. Rhodes at a reduced level compared to prior years. On October 6, 2015, the Committee authorized a grant of 7,850 nonqualified stock options to Mr. Rhodes; these options have an expiration date of October 7, 2025, and vest in one-quarter increments on the first, second, third and fourth anniversaries of the grant.

Stock purchase plans.    AutoZone maintains the Sixth Amended and Restated AutoZone, Inc. Employee Stock Purchase Plan (“Employee Stock Purchase Plan”) which enables all employees to purchase AutoZone common stock at a discount, subject to IRS-determined limitations. Based on IRS rules, we limit the annual purchases in the Employee Stock Purchase Plan to no more than $15,000, and no more than 10% of eligible compensation. To support and encourage stock ownership by our executives, AutoZone also established a non-qualified stock purchase plan. The Sixth Amended and Restated AutoZone, Inc. Executive Stock Purchase Plan (“Executive Stock Purchase Plan”) permits participants to acquire AutoZone common stock in excess of the purchase limits contained in AutoZone’s Employee Stock Purchase Plan. Because the Executive Stock Purchase Plan is not required to comply with the requirements of Section 423 of the Internal Revenue Code, it has a higher limit on the percentage of a participant’s compensation that may be used to purchase shares (25%) and places no dollar limit on the amount of a participant’s compensation that may be used to purchase shares under the plan.

The Executive Stock Purchase Plan operates in a similar manner to the tax-qualified Employee Stock Purchase Plan, in that it allows executives to contribute after-tax compensation for use in making quarterly purchases of AutoZone common stock. Options are granted under the Executive Stock Purchase Plan each calendar quarter and consist of two parts: a restricted share option and an unvested share option. Shares are purchased under the restricted share option at 100% of the closing price of AutoZone stock at the end of the calendar quarter (i.e., not at a discount), and a number of shares are issued under the unvested share option at no cost to the executive, so that the total number of shares acquired upon exercise of both options is equivalent to the number of shares that could have been purchased with the contributions at a price equal to 85% of the stock price at the end of the quarter. The unvested shares are subject to forfeiture if the executive does not remain with the company for one year after the grant date. After one year, the shares vest, and the executive owes taxes based on the share price on the vesting date (unless a so-called 83(b) election was made on the date of grant).

The table below can be used to compare and contrast the stock purchase plans. For more information about our stock-based plans, including the Executive Stock Purchase Plan, see Discussion of Plan-Based Awards Table on page 47.

	Employee Stock Purchase Plan	Executive Stock Purchase Plan

Contributions	After tax, limited to lower of 10% of eligible compensation or $15,000	After tax, limited to 25% of eligible compensation
Discount	15% discount based on lowest price at beginning or end of the quarter	15% discount based on quarter-end price
Vesting	None (one-year holding period only)	Shares granted to represent 15% discount vest after one year; one-year holding period for shares purchased at fair market value
Taxes — Individual	Ordinary income in amount of spread; capital gains for appreciation; taxed when shares sold	Ordinary income when restrictions lapse (83(b) election optional)
Taxes — Company	No deduction unless “disqualifying disposition”	Deduction when included in employee’s income

How does the Compensation Committee consider and determine executive and director compensation?

Chief Executive Officer.    The Compensation Committee establishes the compensation level for the Chief Executive Officer, including base salary, annual cash incentive compensation, and stock-based awards. The Chief Executive Officer’s compensation is reviewed annually by the Compensation Committee in conjunction with a review of his individual performance by the non-management directors, taking into account all forms of compensation, including base salary, annual cash incentive, stock options and other stock-based awards, and the value of other benefits received.

Other Executive Officers.    The Compensation Committee reviews and establishes base salaries for AutoZone’s executive officers other than the Chief Executive Officer based on each executive officer’s individual performance during the past fiscal year and on the recommendations of the Chief Executive Officer. The Compensation Committee approves the annual cash incentive amounts for the executive officers, which are determined by objectives established by the Compensation Committee at the beginning of each fiscal year as discussed above. The actual incentive amount paid depends on performance relative to the target objectives.

The Compensation Committee approves awards of stock options to many levels of management, including executive officers. Stock options are granted to executive officers upon initial hire or promotion, and thereafter are typically granted annually in accordance with guidelines established by the Compensation Committee as discussed above. The actual grant is determined by the Compensation Committee based on the guidelines and the performance of the individual in the position. The Compensation Committee considers the recommendations of the Chief Executive Officer. The Compensation Committee also approves awards of other stock-based compensation.

Management Stock Ownership Requirement.    To further reinforce AutoZone’s objective of driving long-term stockholder results, AutoZone maintains a stock ownership requirement for all Executive Committee members (a total of 11 individuals at the end of fiscal 2015). Covered executives must attain a specified minimum level of stock ownership, based on a multiple of their base salary, within 5 years of the executive’s placement into a covered position. Executives who are promoted into a position with a higher multiple will have an additional 3 years to attain the increased required ownership level. In order to calculate whether each executive meets the ownership requirement, we total the value of each executive’s holdings of whole shares of stock and the intrinsic (or “in-the-money”) value of vested stock options, based on the fiscal year-end closing price of AutoZone stock, and compare that value to the appropriate multiple of fiscal year-end base salary.

To encourage full participation in our equity plans, all AutoZone stock acquired under those plans is included in the executive’s holdings for purposes of calculating his or her ownership. This includes vested stock options and vested shares which have restrictions on sale.

Key features of the stock ownership requirement are summarized in the table below:

Ownership Requirement	• Chief Executive Officer • Executive Vice President • Senior Vice President	5 times base salary 3 times base salary 2 times base salary
Holding Requirements

•  Individuals who have not achieved the ownership requirement within the specified period will be required to hold 50% of net after-tax shares upon exercise of any stock option, and may not sell any shares of AZO.

• Guidelines will no longer apply after an executive reaches age 62, in order to facilitate appropriate financial planning as retirement approaches. The Compensation Committee may waive the guidelines for any other executive at its discretion.

Ownership Definition

• Shares of stock directly owned;

• Unvested Shares acquired via the Executive Stock Purchase Plan; and

• Vested stock options acquired via the AutoZone Stock Option Plan (based on the “in-the-money” value).

Under AutoZone’s insider trading policies, all transactions involving put or call options on the stock of AutoZone are prohibited at all times. Officers and directors and their respective family members may not directly or indirectly participate in transactions involving trading activities which by their aggressive or speculative nature may give rise to an appearance of impropriety.

What roles do the Chief Executive Officer and other executive officers play in the determination of executive compensation?

The Chief Executive Officer attends most meetings of the Compensation Committee and participates in the process by answering Compensation Committee questions about pay philosophy and by ensuring that the Compensation Committee’s requests for information are fulfilled. He also assists the Compensation Committee in determining the compensation of the executive officers by providing recommendations and input about such matters as individual performance, tenure, and size, scope and complexity of their positions. The Chief Executive Officer makes specific recommendations to the Compensation Committee concerning the compensation of his direct reports and other senior executives, including the executive officers. These recommendations usually relate to base salary increases, changes to annual incentive targets and stock option grants. The Chief Executive Officer also recommends pay packages for newly hired executives. Management provides the Compensation Committee with data, analyses and perspectives on market trends and annually prepares information to assist the Compensation Committee in its consideration of such recommendations. Annual incentive awards are based on achievement of business objectives set by the Compensation Committee, but the Compensation Committee may exercise negative discretion, and if it does so, it is typically in reliance on the Chief Executive Officer’s assessment of an individual’s performance.

The Chief Executive Officer does not make recommendations to the Compensation Committee regarding his own compensation. The Senior Vice President, Human Resources has direct discussions with the Compensation Committee Chair regarding the Compensation Committee’s recommendations on the Chief Executive Officer’s compensation; however, Compensation Committee discussions of specific pay actions related to the Chief Executive Officer are held outside his presence.

Does AutoZone use compensation consultants?

The Compensation Committee used the services of Pearl Meyer & Partners (“PM&P”) during fiscal 2015. PM&P, affirmatively “independent” pursuant to Securities and Exchange Commission and New York Stock Exchange requirements, was hired by and reports directly to, the Compensation Committee. PM&P does not perform any consulting work for AutoZone’s management.

The Compensation Committee has authority, pursuant to its charter, to hire consultants of its selection to advise it with respect to AutoZone’s compensation programs, and it may also limit the use of the Compensation Committee’s compensation consultants by AutoZone’s management as it deems appropriate. Although historically AutoZone has hired consultants to provide services from time to time, it is not AutoZone’s usual practice, and as discussed previously, neither the Compensation Committee nor AutoZone’s management regularly engages consultants as part of the annual review and determination of executive compensation.

What are AutoZone’s peer group and compensation benchmarking practices?

AutoZone reviews publicly-available data from a peer group of companies to help us ensure that our overall compensation remains competitive. The peer group data we use is from proxy filings and other published sources – it is not prepared or compiled especially for AutoZone.

We periodically review the appropriateness of this peer group. It typically has changed when such events as acquisitions and spin-offs have occurred. Accordingly, during fiscal 2015 management recommended a number of changes:

•	Brinker International, Pep Boys – Manny, Moe and Jack, PetSmart and RadioShack were removed; and

•	Tractor Supply Company was added.

We will review the new entity created by the merger of Dollar Tree and Family Dollar Stores to determine whether Dollar Tree will be retained in the peer group.

The criteria used to select the peer group companies listed below were primarily, but not exclusively:

•	Direct competitors;

•	Companies with which we compete for talent, customers and capital; and

•	Companies with revenues consistently ranging between 50% and 200% of AutoZone’s revenues.

AutoZone Peer Group
Advance Auto Parts Barnes & Noble Bed Bath & Beyond Darden Restaurants Dick’s Sporting Goods Dollar General Dollar Tree	Family Dollar Stores Foot Locker Gamestop Gap Stores Genuine Parts L Brands	O’Reilly Automotive Ross Stores Sherwin Williams Starbucks Tractor Supply Company Yum! Brands

We do not use information from the peer group or other published sources to set precise compensation targets or make individual compensation decisions. AutoZone does not engage in “benchmarking,” such as targeting base salary at peer group median for a given position. Rather we use such data as context in reviewing AutoZone’s overall compensation levels and approving recommended compensation actions. Broad survey data and peer group information are just two elements that we find useful in maintaining a reasonable and competitive compensation program. Other elements that we consider are individual performance, Company performance, individual tenure, position tenure, and succession planning.

What is AutoZone’s policy concerning the taxation of compensation?

The Compensation Committee considers the provisions of Section 162(m) of the Internal Revenue Code which allows the Company to take an income tax deduction for compensation up to $1 million and for certain compensation exceeding $1 million paid in any taxable year to a “covered employee” as that term is defined in the Code. There is an exception for qualified performance-based compensation, and AutoZone’s compensation program is designed to maximize the tax deductibility of compensation paid to executive officers, where possible. Plans or payment types which qualify as performance-based compensation include the EICP, PRSUs and stock options. However, the Compensation Committee may authorize payments which are not deductible where it is in the best interests of AutoZone and its stockholders.

Base salaries (less deferred compensation), restricted stock awards, Executive Stock Purchase Plan vested shares, and certain benefits and perquisites do not qualify as performance-based under 162(m). For fiscal 2015, the sum of this compensation for each of AutoZone’s “covered employees” did not exceed $1 million; therefore, the compensation of the Chief Executive Officer and the other “covered employees” was fully deductible in 2015.

Section 409A of the Internal Revenue Code was created with the passage of the American Jobs Creation Act of 2004. These tax regulations create strict rules related to non-qualified deferred compensation earned and vested on or after January 1, 2005. The Internal Revenue Service periodically releases Notices and other guidance related to Section 409A, and AutoZone continues to take actions necessary to comply with the Section’s requirements by the deadlines established by the Internal Revenue Service.

Compensation Committee Report

The Compensation Committee of the Board of Directors (the “Committee”) has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”). Based on the review and discussions, the Committee recommended to the Board of Directors that the CD&A be included in this proxy statement.

Members of the Compensation Committee:

Earl G. Graves, Jr., Chair

Douglas H. Brooks

Linda A. Goodspeed

W. Andrew McKenna

George R. Mrkonic, Jr.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is composed solely of independent, non-employee directors. The members of the Compensation Committee of the Board of Directors during the 2015 fiscal year are listed above.

Compensation Program Risk Assessment

AutoZone’s management conducts ongoing assessments of the compensation plans and programs that apply throughout the Company, including those plans and programs in which our executives participate. The assessments are performed by key members of AutoZone’s human resources, finance, operations, and legal teams, and entails thorough discussions of each plan’s or program’s design and operation. Significant findings are reviewed by senior management prior to being reviewed and discussed with the Compensation Committee.

Plan elements which are reviewed include participants, performance measures, performance and payout curves or formulas, how target level performance is determined (including whether any thresholds and caps exist), how frequently payouts occur, and the mix of fixed and variable compensation which the plan delivers. The plans and programs are also reviewed from the standpoint of reasonableness (e.g., how target and above-target pay levels compare to similar plans for similar populations at other companies, and how payout amounts relate to the results which generate the payment), how well the plans and programs are aligned with AutoZone’s goals and objectives, and from an overall standpoint, whether these plans and programs represent an appropriate mix of short- and long-term compensation.

The purpose of these reviews is to determine whether the risks related to the design and operation of these plans and programs, if present, are reasonably likely to have a material adverse effect on the company. We believe that our compensation policies and practices do not encourage excessive risk-taking and are not reasonably likely to have a material adverse effect on the company. The various mitigating factors which support this conclusion include:

•	Oversight of the management incentive plan and all stock-based compensation by the Compensation Committee of the Board of Directors;

•	Senior management oversight of key plans and programs, including approving target level payouts, setting financial and operating goals, and approving payouts;

•	Administration and oversight of plans and programs by multiple functions within the Company (e.g., finance, operations, legal and human resources);

•	Interrelationship between measures (e.g., correlation between economic profit performance and appreciation in the per-share price of AutoZone’s stock);

•	Vesting and stock ownership requirements for executive officers which encourage long-term perspectives among participants; and

•	A preference for performance measures which result in payments only upon achievement of ultimate financial results.

SUMMARY COMPENSATION TABLE

This table shows the compensation paid to the Named Executive Officers.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)(4)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change In Pension Value & Non-qualified Deferred Compensation Earnings ($)(6)		All Other Compensation ($)(7)	Total ($)
William C. Rhodes III	2015	1,000,000	—	90,628	2,563,220	1,507,500	9,089		181,256	5,351,693
Chairman, President &	2014	1,000,000	—	90,041	2,574,670	1,483,750	33,610		172,280	5,354,351
Chief Executive Officer	2013	1,019,231	—	90,043	2,513,124	1,509,736	—	(8)	173,031	5,305,165
William T. Giles	2015	560,539	—	27,530	1,561,502	507,008	—		107,845	2,764,424
CFO/Executive Vice President,	2014	544,385	—	32,039	1,555,530	484,639	—		92,422	2,709,015
Finance, IT & ALLDATA	2013	536,039	—	21,521	1,519,044	476,405	—		74,942	2,627,951
William W. Graves(9)	2015	430,154	—	17,275	1,163,761	311,260	7,685		89,883	2,020,018
Executive Vice President,	2014	418,154	—	13,028	1,166,647	297,810	26,128		85,873	2,007,640
Mexico, Brazil, IMC & Store	2013	414,615	—	9,850	1,049,927	294,792	—	(8)	77,360	1,846,544
Development
Mark A. Finestone(9)	2015	430,154	—	13,274	1,163,761	311,260	—		87,423	2,005,872
Executive Vice President,	2014	418,154	—	10,050	1,166,647	297,810	—		78,530	1,971,191
Merchandising, Supply Chain &
Marketing
Thomas B. Newbern(9)	2015	430,154	—	—	1,163,761	311,260	16,344		43,611	1,965,130
Executive Vice President,
Store Operations, Commercial &
Loss Prevention

(1)	Each of fiscal 2015 and 2014 was 52 weeks compared to 53 weeks for fiscal 2013, which resulted in payment of one additional week of base salary for each Named Executive Officer during fiscal 2013.

(2)	Annual incentive awards were paid pursuant to the 2010 Executive Incentive Compensation Plan and therefore appear in the “non-equity incentive plan compensation” column of the table.

(3)	Represents shares acquired pursuant to the Executive Stock Purchase Plan and the 2011 Equity Plan. See “Compensation Discussion and Analysis” on page 32 for more information about these plans. See Note B, Share-Based Payments, to our consolidated financial statements in our 2015 Annual Report for a description of the 2011 Equity Plan and the Executive Stock Purchase Plan and the accounting and assumptions used in calculating expenses in accordance with FASB ASC Topic 718.

(4)	The value of stock awards and option awards was determined as required by FASB ASC Topic 718. There is no assurance that these values will be realized. See Note B, Share-Based Payments, to our consolidated financial statements in our 2015 Annual Report for details on assumptions used in the valuation.

(5)	Incentive amounts were earned for the 2015 fiscal year pursuant to the EICP and were paid in October 2015. See “Compensation Discussion and Analysis” on page 32 for more information about this plan.

(6)	Our defined benefit pension plans were frozen as of December 31, 2002, and accordingly, benefits do not increase or decrease, and there is no service cost. We have determined that annual changes in actuarial assumptions result in year-over-year changes in the present values of the benefits provided. Therefore, the values shown in the column represent the change in value from one year to the next, with negative changes reflected as zero change. See the Pension Benefits table on page 51 for more information. We did not provide above-market or preferential earnings on deferred compensation in 2013, 2014 or 2015.

(7)	All Other Compensation includes the following:

Name		Perquisites and Personal Benefits(A)		Tax Gross- ups	Company Contributions to Defined Contribution Plans(C)	Life Insurance Premiums
William C. Rhodes III	2015	$63,016	(B)	$3,010	$99,350	$15,880
	2014	$57,361	(B)	$—	$101,159	$13,760
	2013	$62,406	(B)	$2,971	$92,794	$14,860
William T. Giles	2015	$54,565	(B)	$—	$41,660	$11,620
	2014	$41,204	(B)	$—	$40,738	$10,480
	2013	$26,214		$—	$40,266	$8,462
William W. Graves	2015	$56,107	(B)	$—	$29,043	$4,733
	2014	$53,609	(B)	$—	$28,704	$3,560
	2013	$47,833	(B)	$—	$25,682	$3,845
Mark A. Finestone	2015	$54,941	(B)	$—	$29,065	$3,417
	2014	$46,310	(B)	$—	$28,660	$3,560
Thomas B. Newbern	2015	$9,561		$1,568	$29,065	$3,417

(A)	Perquisites and personal benefits for all Named Executive Officers include Company-provided home security system and/or monitoring services, airline club memberships and status upgrades, Company-paid spouse business-related travel, Company-paid long-term disability insurance premiums, and matching charitable contributions under the AutoZone Matching Gift Program.

(B)	The perquisites or personal benefits which exceeded the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for an executive officer, which consisted of matching charitable contributions made under the AutoZone Matching Gift program, under which executives may contribute to qualified charitable organizations and AutoZone provides a matching contribution to the charities in an equal amount, up to $50,000 in the aggregate for each executive officer annually, are as follows:

Name	2015	2014	2013
William C. Rhodes III	$50,000	$50,000	$50,000
William T. Giles	$50,000	$36,000	$21,150
William W. Graves	$50,000	$47,331	$41,395
Mark A. Finestone	$50,000	$41,272	N/A

(C)	Represents employer contributions to the AutoZone, Inc. 401(k) Plan and the AutoZone, Inc. Executive Deferred Compensation Plan.

(8)	Pursuant to Instruction 3 to Item 402(c)(2)(iii) of Regulation S-K, if the aggregate year-over-year change in the actuarial present value of the accumulated benefits of all defined benefit pension plans is a negative number, then the negative number should not be reported in the “Change in Pension Value and Nonqualified Deferred Compensation” column. The aggregate change in the actuarial present value of the accumulated benefits from 2012 to 2013 was $(35,269) for Mr. Rhodes and $(25,365) for Mr. Graves.

(9)	These executives were named to the indicated positions during October 2015. During fiscal 2015, Mr. Graves served as Senior Vice President, Supply Chain and International; Mr. Finestone served as Senior Vice President, Merchandising and Store Development; and Mr. Newbern served as Senior Vice President, Store Operations and Loss Prevention.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information regarding plan-based awards granted to the Company’s Named Executive Officers during the 2015 fiscal year.

	Equity Plans Grant Date	Estimated Future Payments Under Nonequity Incentive Plans(1)			All other Stock Awards: Number of shares of Stock or Units (#) (2)	All other Option Awards: Number of securities underlying options (#) (3)	Exercise or base price of option awards ($)	Grant date fair value of stock and option awards ($)
Name		Threshold ($)	Target ($)	Maximum ($)
William C. Rhodes III		625,000	1,250,000	N/A
	9/23/2014					17,400	507.79	2,563,220
	9/30/2014				21			10,703
	12/31/2014				91			56,339
	3/31/2015				16			10,915
	6/30/2015				19			12,671

								2,653,848
William T. Giles		211,125	422,250	N/A
	9/23/2014					10,600	507.79	1,561,502
	9/30/2014				13			6,626
	12/31/2014				12			7,429
	3/31/2015				9			6,139
	6/30/2015				11			7,336

								1,589,032
William W. Graves		129,600	259,200	N/A
	9/23/2014					7,900	507.79	1,163,761
	9/30/2014				2			1,019
	12/31/2014				23			14,240
	3/31/2015				1			682
	6/30/2015				2			1,334

								1,181,036
Mark A. Finestone		129,600	259,200	N/A
	9/23/2014					7,900	507.79	1,163,761
	9/30/2014				2			1,019
	12/31/2014				10			6,191
	3/31/2015				4			2,729
	6/30/2015				5			3,335

								1,177,035
Thomas B. Newbern		129,600	259,200	N/A
	9/23/2014					7,900	507.79	1,163,761

								1,163,761

(1)	Represents potential threshold, target and maximum incentive compensation for the 2015 fiscal year under the EICP based on each officer’s salary on the date the 2015 fiscal year targets were approved. The amounts actually paid for the 2015 fiscal year are described in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table. The “threshold” is the minimum payment level under the EICP which is 50% of the target amount. There is no overall percentage maximum; however, awards paid to any individual pursuant to the EICP may not exceed $4 million. See “Compensation Discussion and Analysis” at page 32 and the discussion following this table for more information on the EICP.

(2)	Represents shares awarded pursuant to the Executive Stock Purchase Plan. See “Compensation Discussion and Analysis” at page 32 and the discussion following this table for more information on the Executive Stock Purchase Plan.

(3)	Represents options awarded pursuant to the 2011 Equity Plan. See “Compensation Discussion and Analysis” at page 32 and the discussion following this table for more information on equity plans.

Discussion of Plan-Based Awards Table

Executive Incentive Compensation Plan.    The EICP is intended to be a performance-based compensation plan under Section 162(m) of the Internal Revenue Code. The Company’s executive officers, as determined by the Compensation Committee of the Board of Directors, are eligible to participate in the EICP. At the beginning of each fiscal year, the Compensation Committee establishes a goal, which may be a range from a minimum to a maximum attainable bonus, based on one or more of the following measures:

• Earnings	• Return on invested capital
• Earnings per share	• Economic value added
• Sales	• Return on inventory
• Market share	• EBIT margin
• Operating or net cash flows	• Sales per square foot
• Pre-tax profits	• Comparable store sales
• Earnings before interest and taxes (EBIT)

The EICP provides that the goal may be different for different executives. The goals can change annually to support our business objectives. After the end of each fiscal year, the Compensation Committee must certify the attainment of goals under the EICP and direct the amount to be paid to each participant in cash. See “Compensation Discussion and Analysis” on page 32 for more information about the EICP.

Executive Stock Purchase Plan.    The Executive Stock Purchase Plan permits participants to acquire AutoZone common stock in excess of the purchase limits contained in AutoZone’s Employee Stock Purchase Plan. Because the Executive Stock Purchase Plan is not required to comply with the requirements of Section 423 of the Internal Revenue Code, it has a higher limit on the percentage of a participant’s compensation that may be used to purchase shares (25%) and places no dollar limit on the amount of a participant’s compensation that may be used to purchase shares under the plan. For more information about the Executive Stock Purchase Plan, see “Compensation Discussion and Analysis” on page 32.

Stock Options.    Stock options are awarded to many levels of management, including executive officers, to align the long-term interests of AutoZone’s management and our stockholders. During the 2015 fiscal year, 698 AutoZone employees received stock options. The stock options shown in the table were granted pursuant to the 2011 Equity Plan.

Both incentive stock options and non-qualified stock options, or a combination of both, can be granted under the 2011 Equity Plan. Incentive stock options have a maximum term of ten years, and non-qualified stock options have a maximum term of ten years and one day. Options granted during the 2015 fiscal year vest in one-fourth increments over a four-year period. All options granted under the 2011 Equity Plan have an exercise price equal to the fair market value of AutoZone common stock on the date of grant, which is defined as the closing price on the grant date. Option repricing is expressly prohibited by the terms of the 2011 Equity Plan.

Each grant of stock options is governed by the terms of a Stock Option Agreement entered into between the Company and the executive officer at the time of the grant. The Stock Option Agreements provide vesting schedules and other terms of the grants in accordance with the 2011 Equity Plan.

Under the 2011 Equity Plan, participants may receive equity-based compensation in the form of stock appreciation rights, restricted shares, restricted share units, dividend equivalents, deferred stock, stock payments, performance share awards and other incentive awards structured by the Compensation Committee and the Board within parameters set forth in the 2011 Equity Plan.

The aggregate number of shares of AutoZone common stock available for equity grants pursuant to the 2011 Equity Plan will be reduced by two shares for every share delivered in settlement of an award other than (i) a stock option, (ii) a stock appreciation right or (iii) any other award for which the holder pays the intrinsic value existing as of the date of grant (such awards, “Full Value Awards”). To the extent that any award other than a Full Value Award is forfeited, expires or is settled in cash without the delivery of shares to the holder, then any shares subject to the award will again be available for the grant of an award pursuant to the 2011 Equity Plan; if such forfeited, expired or cash-settled award is a Full Value Award, then the number of shares available under the 2011 Equity Plan will be increased by two shares for each share subject to the award that is forfeited, expired or cash-settled. However, shares tendered or withheld in payment of the exercise price of an option or in satisfaction of any tax withholding obligations with respect to an award, shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on exercise thereof, and shares purchased on the open market with the cash proceeds from the exercise of options, will not again be available for the grant of an award pursuant to the 2011 Equity Plan. Any shares of restricted stock repurchased by AutoZone at the same price paid by the participant, so that such shares are returned to AutoZone, will again be available for awards granted pursuant to the 2011 Equity Plan. The payment of dividend equivalents in cash in conjunction with any outstanding awards will not be counted against the shares available for issuance under the 2011 Equity Plan.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information regarding outstanding stock option awards under the 2011 Equity Plan, the 2006 Stock Option Plan and the Third Amended and Restated AutoZone, Inc. 1996 Stock Option Plan (“1996 Stock Option Plan”), other outstanding equity awards under the 2011 Equity Plan, and unvested shares under the Executive Stock Purchase Plan for the Company’s Named Executive Officers as of August 29, 2015:

		Option Awards				Stock Awards
	Grant Date	Number of securities underlying unexercised options(1)		Option Exercise Price	Option Expiration Date	Number of shares of stock that have not vested(2)		Market value of shares of stock that have not vested(3)
Name		Exercisable	Unexercisable
William C. Rhodes III	09/25/2007	38,600	0	$115.38	9/26/2017
	09/22/2008	32,000	0	$130.79	9/23/2018
	09/29/2009	26,500	0	$142.77	9/30/2019
	09/29/2009	500	0	$142.77	9/29/2019
	09/29/2010	23,700	0	$228.20	9/30/2020
	09/29/2010	700	0	$228.20	9/29/2020
	09/27/2011	300	100	$326.00	9/27/2021
	09/27/2011	15,600	5,200	$326.00	9/28/2021
	09/27/2012	11,250	11,250	$371.47	9/28/2022
	10/01/2013	4,800	14,400	$425.11	10/2/2023
	09/23/2014	0	17,400	$507.79	9/24/2024
	12/15/2010					25,000	(4)	$18,159,750
	9/30/2014					21		$15,254
	12/31/2014					91		$66,101
	3/31/2015					16		$11,622
	6/30/2015					19		$13,801
Totals		153,950	48,350			25,147		$18,266,528
William T. Giles	09/25/2007	21,400	0	$115.38	9/26/2017
	09/22/2008	18,400	0	$130.79	9/23/2018
	09/29/2009	15,800	0	$142.77	9/30/2019
	09/28/2010	13,500	0	$225.74	9/29/2020
	09/27/2011	0	125	$326.00	9/27/2021
	09/27/2011	9,000	3,000	$326.00	9/28/2021
	09/27/2012	6,800	6,800	$371.47	9/28/2022
	10/01/2013	2,900	8,700	$425.11	10/2/2023
	09/23/2014	0	10,600	$507.79	9/24/2024
	9/30/2014					13		$9,443
	12/31/2014					12		$8,717
	3/31/2015					9		$6,538
	6/30/2015					11		$7,990
Totals		87,800	29,225			45		$32,688
William W. Graves	09/29/2009	12,000	0	$142.77	9/30/2019
	09/28/2010	10,500	0	$225.74	9/29/2020
	09/28/2010	900	0	$225.74	9/28/2020
	09/27/2011	375	125	$326.00	9/27/2021
	09/27/2011	7,125	2,375	$326.00	9/28/2021
	09/27/2012	4,700	4,700	$371.47	9/28/2022
	10/01/2013	2,175	6,525	$425.11	10/2/2023
	09/23/2014	0	7,900	$507.79	9/24/2024
	9/30/2014					2		$1,453

		Option Awards				Stock Awards
	Grant Date	Number of securities underlying unexercised options(1)		Option Exercise Price	Option Expiration Date	Number of shares of stock that have not vested(2)	Market value of shares of stock that have not vested(3)
Name		Exercisable	Unexercisable
	12/31/2014					23	$16,707
	3/31/2015					1	$726
	6/30/2015					2	$1,453
Totals		37,775	21,625			28	$20,339
Mark Finestone	09/29/2009	9,600	0	$142.77	9/30/2019
	09/29/2009	900	0	$142.77	9/29/2019
	09/28/2010	13,500	0	$225.74	9/29/2020
	09/27/2011	8,850	2,950	$326.00	9/28/2021
	09/27/2012	4,700	4,700	$371.47	9/28/2022
	10/01/2013	2,175	6,525	$425.11	10/2/2023
	09/23/2014	0	7,900	$507.79	9/24/2024
	9/30/2014					2	$1,453
	12/31/2014					10	$7,264
	3/31/2015					4	$2,906
	6/30/2015					5	$3,632
Totals		39,725	22,075			21	$15,255
Thomas B. Newbern	09/27/2011	0	125	$326.00	9/27/2021
	09/27/2011	8,475	2,825	$326.00	9/28/2021
	09/27/2012	4,700	4,700	$371.47	9/28/2022
	10/01/2013	2,175	6,525	$425.11	10/2/2023
	09/23/2014	0	7,900	$507.79	9/24/2024
Totals		15,350	22,075

(1)	Stock options vest annually in one-fourth increments over a four-year period. Both incentive stock options and non-qualified stock options have been awarded.

(2)	Except as noted in footnote (4) below, represents shares acquired pursuant to unvested shares granted under the Executive Stock Purchase Plan. Such shares vest on the first anniversary of the date the option was exercised under the plan, and will vest immediately upon a participant’s termination of employment without cause or the participant’s death, disability or retirement.

(3)	Based on the closing price of AutoZone common stock on August 28, 2015 ($726.39 per share).

(4)	Represents a grant of performance-restricted stock units pursuant to the 2011 Equity Plan.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information regarding stock option exercises and vested stock awards for the Company’s Named Executive Officers during the fiscal year ended August 29, 2015:

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)	Number of shares acquired on vesting (#)(2)	Value realized on vesting ($)(3)
William C. Rhodes III	43,500	21,750,870	186	114,778
William T. Giles	24,275	11,952,916	65	40,573
William W. Graves	17,000	8,780,068	27	16,719
Mark A. Finestone	11,500	5,122,245	21	12,785
Thomas B. Newbern	20,725	10,014,506	—	—

(1)	If the shares were sold immediately upon exercise, the value realized on exercise of the option is the difference between the actual sales price and the exercise price of the option. Otherwise, the value realized is the difference between the closing price of AutoZone common stock on the New York Stock Exchange on the date of exercise and the exercise price of the option.

(2)	Represents shares acquired pursuant to the Executive Stock Purchase Plan. See “Compensation Discussion and Analysis” on page 32 for more information about this plan.

(3)	Based on the closing price of AutoZone common stock on the vesting date.

PENSION BENEFITS

The following table sets forth information regarding pension benefits for the Company’s Named Executive Officers as of August 29, 2015:

Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
William C. Rhodes III	AutoZone, Inc. Associates Pension Plan	7	93,106	—
	AutoZone, Inc. Executive Deferred Compensation Plan		57,593	—
William T. Giles	N/A
William W. Graves	AutoZone, Inc. Associates Pension Plan	9	116,966	—
	AutoZone, Inc. Executive Deferred Compensation Plan		18,403	—
Mark A. Finestone	N/A			—
Thomas B. Newbern	AutoZone, Inc. Associates Pension Plan	17	234,997	—
	AutoZone, Inc. Executive Deferred Compensation Plan		53,142	—

(1)	As the plan benefits were frozen as of December 31, 2002, there is no service cost and increases in future compensation levels no longer impact the calculations. The benefit of each participant is accrued based on a funding formula computed by our independent actuaries, Mercer. See Note L, Pension and Savings Plans, to our consolidated financial statements in our 2015 Annual Report for a discussion of our assumptions used in determining the present value of the accumulated pension benefits.

Prior to January 1, 2003, substantially all full-time AutoZone employees were covered by a defined benefit pension plan, the AutoZone, Inc. Associates Pension Plan (the “Pension Plan”). The Pension Plan is a traditional defined benefit pension plan which covered full-time AutoZone employees who were at least 21 years old and had completed one year of service with the Company. The benefits under the Pension Plan were based on years of service and the employee’s highest consecutive five-year average compensation. Compensation included total annual earnings shown on Form W-2 plus any amounts directed on a tax-deferred basis into Company-sponsored benefit plans, but did not include reimbursements or other expense allowances, cash or non-cash fringe benefits, moving expenses, non-cash compensation (regardless of whether it resulted in imputed income), long-term cash incentive payments, gain on exercise of stock options, payments under any insurance plan, payments under any weekly-paid indemnity plan, payments under any long term disability plan, nonqualified deferred compensation, or welfare benefits.

AutoZone also maintained a supplemental defined benefit pension plan for certain highly compensated employees to supplement the benefits under the Pension Plan as part of our Executive Deferred Compensation Plan (the “Supplemental Pension Plan”). The purpose of the Supplemental Pension Plan was to provide any benefit that could not be provided under the qualified plan due to IRS limitations on the amount of salary that could be recognized in the qualified plan. The benefit under the Supplemental Pension Plan is the difference between (a) the amount of benefit determined under the Pension Plan formula but using the participant’s total compensation without regard to any IRS limitations on salary that can be recognized under the qualified plan, less (b) the amount of benefit determined under the Pension Plan formula reflecting the IRS limitations on compensation that can be reflected under a qualified plan.

In December 2002, both the Pension Plan and the Supplemental Pension Plan were frozen. Accordingly, all benefits to all participants in the Pension Plan were fixed and could not increase, and no new participants could join the plans.

Annual benefits to the Named Executive Officers are payable upon retirement at age 65. Sixty monthly payments are guaranteed after retirement. The benefits will not be reduced by Social Security or other amounts received by a participant. The basic monthly retirement benefit is calculated as 1% of average monthly compensation multiplied by a participant’s years of credited service. Benefits under the Pension Plan may be taken in one of several different annuity forms. The actual amount a participant would receive depends upon the payment method chosen.

A participant in the Pension Plan is eligible for early retirement under the plan if he or she is at least 55 years old AND was either (a) a participant in the original plan as of June 19, 1976; or (b) has completed at least ten (10) years of service for vesting (i.e. years in which the participant worked at least 1,000 hours after becoming a Pension Plan participant). The early retirement date will be the first of any month after the participant meets these requirements and chooses to retire. Benefits may begin immediately, or the participant may elect to begin receiving them on the first of any month between the date he or she actually retires and the normal retirement date. If a participant elects to begin receiving an early retirement benefit before the normal retirement date, the amount of the accrued benefit will be reduced according to the number of years by which the start of benefits precedes the normal retirement date.

Messrs. Rhodes, Graves and Newbern are participants in the Pension Plan and the Supplemental Pension Plan. No Named Executive Officers received payment of a retirement benefit in fiscal 2015.

NONQUALIFIED DEFERRED COMPENSATION

The following table sets forth information regarding nonqualified deferred compensation for the Company’s Named Executive Officers as of and for the year ended August 29, 2015.

Name	Plan	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate withdrawals / distributions ($)	Aggregate Balance at Last FYE ($)
William C. Rhodes III	Executive Deferred Compensation Plan	595,125	88,950	94,053	—	8,376,503

William T. Giles	Executive Deferred Compensation Plan	93,753	30,964	(8,857)	—	678,101

William W. Graves	Executive Deferred Compensation Plan	149,203	18,386	5,619	—	903,615

Mark A. Finestone	Executive Deferred Compensation Plan	34,903	18,386	(9,457)	(46,374)	697,253

Thomas B. Newbern	Executive Deferred Compensation Plan	145,501	18,386	11,442	(4,693)	1,369,419

(1)	Represents contributions by the Named Executive Officers under the AutoZone, Inc. Executive Deferred Compensation Plan (the “EDCP”). Such contributions are included under the appropriate “Salary” and “Non-Equity Incentive Plan Compensation” columns for the Named Executive Officers in the Summary Compensation Table.

(2)	Represents matching contributions by the Company under the EDCP. Such contributions are included under the “All Other Compensation” column for the Named Executive Officers in the Summary Compensation Table.

(3)	Represents the difference between the aggregate balance at end of fiscal 2015 and the end of fiscal 2014, excluding (i) contributions made by the executive officer and the Company during fiscal 2015 and (ii) any withdrawals or distributions during fiscal 2015. None of the earnings in this column were included in the Summary Compensation Table because they were not preferential or above market.

Officers of the Company with the title of vice president or higher based in the United States are eligible to participate in the EDCP after their first year of employment with the Company. As of August 29, 2015, there were 45 such officers of the Company. The EDCP is a nonqualified plan that allows officers to make a pretax deferral of base salary and bonus compensation. Officers may defer up to 25% of base salary and up to 75% of bonus compensation. The Company match is calculated based on 100% of the first 3% of deferred compensation and 50% of the next 2% deferred, less the maximum value of the Company match available generally to participants in AutoZone’s 401(k) Plan. Participants may select among various mutual funds in which to invest their deferral accounts. Participants may elect to receive distribution of their deferral accounts at retirement or starting in a specific future year of choice before or after anticipated retirement (but not later than the year in which the participant reaches age 75). If a participant’s employment with AutoZone terminates other than by retirement or death, the account balance will be paid in a lump sum payment six months after termination of employment. There are provisions in the EDCP for withdrawal of all or part of the deferral account balance in the event of an extreme and unforeseen financial hardship.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Our Named Executive Officers may receive certain benefits if their employment terminates under specified circumstances. These benefits derive from Company policies, plans, agreements and arrangements described below.

Agreement with Mr. Rhodes

In February 2008, Mr. Rhodes and AutoZone entered into an agreement (the “Agreement”) providing that if Mr. Rhodes’ employment is terminated by the Company without cause, he will receive severance benefits consisting of an amount equal to 2.99 times his then-current base salary, a lump sum prorated share of any unpaid annual bonus incentive for periods during which he was employed, and AutoZone will pay the cost of COBRA premiums to continue his medical, dental and vision insurance benefits for up to 18 months to the extent such premiums exceed the amount Mr. Rhodes had been paying for such coverage during his employment. The Agreement further provides that Mr. Rhodes will not compete with AutoZone or solicit its employees for a three-year period after his employment with AutoZone terminates.

Executive Officer Agreements (Messrs. Giles, Finestone, Graves and Newbern)

AutoZone’s executive officers who do not have written employment agreements, including Messrs. Giles, Finestone, Graves and Newbern, have entered into agreements (“Severance and Non-Compete Agreements”) with the Company providing that if their employment is involuntarily terminated without cause, and if they sign an agreement waiving certain legal rights, they will receive severance benefits in the form of salary continuation for a period of time ranging from 12 months to 24 months, depending on their length of service at the time of termination. Mr. Giles presently has nine years of service, Mr. Finestone has 13 years of service, Mr. Graves has 22 years of service and Mr. Newbern has 30 years of service.

Years of Service	Severance Period

Less than 2	12 months

2 – less than 5	18 months

5 or more	24 months

The executives will also receive a lump sum prorated share of their annual bonus incentive when such incentives are paid to similarly-situated executives. Medical, dental and vision insurance benefits generally continue through the severance period up to a maximum of 18 months, with the Company paying the cost of COBRA premiums to the extent such premiums exceed the amount the executive had been paying for such coverage. An appropriate level of outplacement services may be provided based on individual circumstances.

The Severance and Non-Compete Agreement further provides that the executive will not compete with AutoZone or solicit its employees for a two-year period after his or her employment with AutoZone terminates.

Equity Plans

All outstanding, unvested stock options, including those held by the Named Executive Officers, will vest immediately upon the option holder’s death pursuant to the terms of the stock option agreements.

Unvested shares under our Executive Stock Purchase Plan, which normally are subject to forfeiture if a participant’s employment terminates prior to the first anniversary of their acquisition, will vest immediately if the termination is by reason of the participant’s death, disability, termination by the Company without cause, or retirement on or after the participant’s normal retirement date. The plan defines “disability,” “cause,” and “normal retirement date.”

Under Mr. Rhodes’ Performance-Based Restricted Stock Units Award Agreement, described on page 38, any Restricted Stock Units that have been earned (i.e., the performance conditions have been met) but have not become vested, will become vested and will be paid in shares of AutoZone common stock as soon as practicable after the date of Mr. Rhodes’ termination of employment by the Company without cause (as defined in the award agreement) or due to his death or disability. The Restricted Stock Units were earned November 25, 2013, when AutoZone’s stock price closed at or above the $461.12 target for the fifth consecutive trading day. The Restricted Stock Units vested on October 1, 2015.

Life Insurance

AutoZone provides all salaried employees in active full-time employment in the United States a company-paid life insurance benefit in the amount of two times annual earnings. “Annual earnings” exclude stock compensation and gains realized from stock option exercises, but include salary and incentive compensation received. Additionally, salaried employees are eligible to purchase additional life insurance subject to insurability above certain amounts. The maximum benefit of the company-paid and the additional coverage combined is $5,000,000. All of the Named Executive Officers are eligible for this benefit.

Disability Insurance

All full-time officers at the level of vice president and above are eligible to participate in two executive long-term disability plans. Accordingly, AutoZone purchases individual disability policies for its executive officers that pay 70% of the first $7,143 of insurable monthly earnings in the event of disability. Additionally, the executive officers are eligible to receive an executive long-term disability plan benefit in the amount of 70% of the next $35,714 of insurable monthly earnings to a maximum benefit of $25,000 per month. AutoZone purchases insurance to cover this plan benefit. These two benefits combined provide a maximum benefit of $30,000 per month. The benefit payment for these plans may be reduced by deductible sources of income and disability earnings.

The following table shows the amounts that the Named Executive Officers would have received if their employment had been terminated under specified circumstances on August 29, 2015. This table does not include amounts related to the Named Executive Officers’ vested benefits under our deferred compensation and pension plans or pursuant to stock option awards, all of which are described in the tables above.

Name	Voluntary or For Cause Termination ($)	Involuntary Termination Not For Cause ($)	Change in Control ($)	Disability ($)	Death ($)	Normal Retirement ($)
William C. Rhodes, III(1)
Severance Pay	—	2,990,000	—	—	—	—
Annual Incentive	—	1,507,500	—	1,507,500	1,507,500	1,507,500
Benefits Continuation	—	16,259	—	—	3,058	—
Unvested Stock Options	—	—	—	—	14,256,989	—
Unvested Stock Awards	—	18,266,528	—	18,266,528	18,266,528	106,778
Disability Benefits	—	—	—	5,640,000	—	—
Life Insurance Benefits	—	—	—	—	5,000,000	—
Total	—	22,780,287	—	25,414,028	39,034,075	1,614,278

William T. Giles(2)
Severance Pay	—	1,126,000	—	—	—	—
Annual Incentive	—	507,008	—	507,008	507,008	507,008
Benefits Continuation	—	18,703	—	—	2,726	—
Unvested Stock Options	—	—	—	—	8,602,971	—
Unvested Stock Awards	—	32,688	—	32,688	32,688	32,688
Disability Benefits	—	—	—	3,960,000	—	—
Life Insurance Benefits	—	—	—	—	2,040,000	—
Total	—	1,684,399	—	4,499,696	11,185,393	539,696

William W. Graves(2)
Severance Pay	—	864,000	—	—	—	—
Annual Incentive	—	311,260	—	311,260	311,260	311,260
Benefits Continuation	—	16,710	—	—	2,859	—
Unvested Stock Options	—	—	—	—	6,361,891	—
Unvested Stock Awards	—	20,339	—	20,339	20,339	20,339
Disability Benefits	—	—	—	3,900,000	—	—
Life Insurance Benefits	—	—	—	—	1,000,000	—
Total	—	1,212,309	—	4,231,599	7,696,349	331,599

Mark A. Finestone(2)
Severance Pay	—	864,000	—	—	—	—
Annual Incentive	—	311,260	—	311,260	311,260	311,260
Benefits Continuation	—	16,541	—	—	2,726	—
Unvested Stock Options	—	—	—	—	6,542,067	—
Unvested Stock Awards	—	15,255	—	15,255	15,255	15,255
Disability Benefits	—	—	—	4,110,000	—	—
Life Insurance Benefits	—	—	—	—	1,000,000	—
Total	—	1,207,056	—	4,436,515	7,871,308	326,515

Thomas B. Newbern(2)
Severance Pay	—	864,000	—	—	—	—
Annual Incentive	—	311,260	—	311,260	311,260	311,260
Benefits Continuation	—	18,703	—	—	2,726	—
Unvested Stock Options	—	—	—	—	6,542,067	—
Disability Benefits	—	—	—	4,650,000	—	—
Life Insurance Benefits	—	—	—	—	1,000,000	—
Total	—	1,193,963	—	4,961,260	7,856,053	311,260

(1)

Severance Pay, Bonus and Benefits Continuation amounts shown under the “Involuntary Termination Not for Cause” column reflect the terms of Mr. Rhodes’ Agreement described above. Unvested stock options are those outstanding, unvested stock options which will vest immediately upon the option holder’s death. Unvested stock awards are shares under the Executive Stock Purchase Plan, which vest upon involuntary termination not for cause, disability, death or normal retirement; and Performance-Restricted Stock Units, which vest upon involuntary termination not for cause, disability, or death. Annual Incentive is shown at actual annual incentive amount for the 2015 fiscal year; it would be prorated if the triggering event occurred other than on the last day of the fiscal year. Disability Benefits are benefits under Company-paid individual long-term disability insurance policy. Life Insurance Benefits are benefits under a Company-paid life insurance policy.

(2)	Severance Pay, Bonus and Benefits Continuation amounts shown under the “Involuntary Termination Not for Cause” column reflect payments to Mr. Giles, Mr. Finestone, Mr. Graves, and Mr. Newbern under the Severance and Non-Compete Agreements described above. Annual Incentive is shown at actual annual incentive amount for the 2015 fiscal year; it would be prorated if the triggering event occurred other than on the last day of the fiscal year. Benefits Continuation refers to medical, dental and vision benefits. Unvested stock options are those outstanding, unvested stock options which will vest immediately upon the option holder’s death. Unvested stock awards are share options under the Executive Stock Purchase Plan, which vest upon involuntary termination not for cause, disability, death or normal retirement. Disability Benefits are benefits under Company-paid individual long-term disability insurance policy. Life Insurance Benefits are benefits under a Company-paid life insurance policy.

Related Party Transactions

Our Board has adopted a Related Person Transaction Policy (the “Policy”) which requires the Audit Committee of the Board to review and approve or ratify all Related Person Transactions. The Audit Committee is to consider all of the available relevant facts and circumstances of each transaction, including but not limited to the benefits to the Company; the impact on a director’s independence in the event the Related Person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties generally. Related Person Transactions must also comply with the policies and procedures specified in our Code of Ethics and Business Conduct and Corporate Governance Principles, as described below.

The Policy also requires disclosure of all Related Person Transactions that are required to be disclosed in AutoZone’s filings with the Securities and Exchange Commission, in accordance with all applicable legal and regulatory requirements.

A “Related Person Transaction” is defined in the Policy as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) that occurred since the beginning of the Company’s most recent fiscal year in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000 and in which any Related Person had, has or will have a direct or indirect material interest. “Related Persons” include a director or executive officer of the Company, a nominee to become a director of the Company, any person known to be the beneficial owner of more than 5% of any class of the Company’s voting securities, any immediate family member of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Our Board has adopted a Code of Business Conduct (the “Code of Conduct”) that applies to the Company’s directors, officers and employees. The Code of Conduct prohibits directors and executive officers from engaging in activities that create conflicts of interest, taking corporate opportunities for personal use or competing with the Company, among other things. Our Board has also adopted a Code of Ethical Conduct for Financial Executives (the “Financial Code of Conduct”) that applies to the Company’s officers and employees who hold the position of principal executive officer, principal financial officer, principal accounting officer or controller as well as to the Company’s officers and employees who perform similar functions (“Financial Executives”). The Financial Code of Conduct requires the Financial Executives to, among other things, report any actual or apparent conflicts of interest between personal or professional relationships involving the Company’s management or any other Company employee with a role in financial reporting disclosures or internal controls. Additionally, our Corporate Governance

Principles require each director who is faced with an issue that presents, or may give the appearance of presenting, a conflict of interest to disclose that fact to the Chairman of the Board and the Secretary, and to refrain from participating in discussions or votes on such issue unless a majority of the Board determines, after consultation with counsel, that no conflict of interest exists as to such matter.

We have concluded there are no material Related Party Transactions or agreements that were entered into during the fiscal year ended August 29, 2015, and through the date of this proxy statement requiring disclosure under these policies.

Equity Compensation Plans

Equity Compensation Plans Approved by Stockholders

Our stockholders have approved the 2011 Equity Plan, 2006 Stock Option Plan, 1996 Stock Option Plan, the Employee Stock Purchase Plan, the Executive Stock Purchase Plan, the 2003 Director Compensation Plan and the 2003 Director Stock Option Plan.

Equity Compensation Plans Not Approved by Stockholders

The AutoZone, Inc. Second Amended and Restated Director Compensation Plan was approved by the Board, but was not submitted for approval by the stockholders as then permitted under the rules of the New York Stock Exchange. This plan was terminated in December 2002 and was replaced by the 2003 Director Compensation Plan, after the stockholders approved it. No further grants can be made under the terminated plan. However, any grants made under this plan will continue under the terms of the grant made. Only treasury shares are issued under the terminated plans.

Under the Second Amended and Restated Director Compensation Plan, a non-employee director could receive no more than one-half of the annual retainer and meeting fees immediately in cash, and the remainder of the fees were taken in common stock or deferred in stock appreciation rights.

Summary Table

The following table sets forth certain information as of August 29, 2015, with respect to compensation plans under which shares of AutoZone common stock may be issued.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	1,826,698	$323.05	1,928,526
Equity compensation plans not approved by security holders	7,284	38.18	0
Total	1,833,982	$321.92	1,928,526

Section 16(a) Beneficial Ownership Reporting Compliance

Securities laws require our executive officers, directors, and beneficial owners of more than ten percent of our common stock to file insider trading reports (Forms 3, 4, and 5) with the Securities and Exchange Commission and the New York Stock Exchange relating to the number of shares of common stock that they own, and any changes in their ownership. To our knowledge, all persons related to AutoZone that are required to file these insider trading reports have filed them in a timely manner. Copies of the insider trading reports can be found on the AutoZone corporate website at www.autozoneinc.com.

STOCKHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

Stockholder proposals for inclusion in the Proxy Statement for the Annual Meeting in 2016 must be received by June 28, 2016. In accordance with our By-Laws, stockholder proposals received after August 18, 2016, but by September 17, 2016, may be presented at the Annual Meeting, but will not be included in the Proxy Statement. Any stockholder proposal received after September 17, 2016, will not be eligible to be presented for a vote to the stockholders in accordance with our By-Laws. Any proposals must be mailed to AutoZone, Inc., Attention: Secretary, Post Office Box 2198, Dept. 8074, Memphis, Tennessee 38101-2198.

ANNUAL REPORT

A copy of our Annual Report is being mailed with this Proxy Statement to all stockholders of record.

By order of the Board of Directors,

Kristen C. Wright Secretary

Memphis, Tennessee

October 26, 2015

EXHIBIT A

AMENDED AND RESTATED

AUTOZONE, INC. 2011 EQUITY INCENTIVE AWARD PLAN

ARTICLE 1.

PURPOSE

The purpose of the Amended and Restated AutoZone, Inc. 2011 Equity Incentive Award Plan (as it may be amended or restated from time time) (the “Plan”) is to promote the success and enhance the value of AutoZone, Inc. (the “Company”) by linking the individual interests of the members of the Board and Employees to those of the Company’s stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company’s stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board and Employees upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

The Board adopted the AutoZone, Inc. 2011 Equity Incentive Award Plan on October 17, 2010, subject to stockholder approval, which was subsequently received on December 15, 2010 (the “Original Plan”). The Original Plan is hereby amended and restated in its entirety effective as of the Effective Date (as defined in Section 2.18 hereof).

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 12 hereof. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 12.6 hereof, or which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.2 “Affiliate” shall mean any Parent or Subsidiary.

2.3 “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.4 “Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Dividend Equivalent award, a Deferred Stock award, a Stock Payment award, a Stock Appreciation Right, an Other Incentive Award or a Performance Share Award, which may be awarded or granted under the Plan.

2.5 “Award Agreement” shall mean any written notice, agreement, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

2.6 “Board” shall mean the Board of Directors of the Company.

2.7 “Cause” shall mean the definition for “Cause” as may be defined from time to time in an applicable Award Agreement.

2.8 “Change in Control” shall mean the occurrence of any of the following events:

(a) A merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated, form a holding company or effect a similar reorganization as to form whereupon this Plan and all Awards are assumed by the successor entity; or

(b) The sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Company, in a transaction not covered by the exceptions to clause (a), above; or

(c) Any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred or issued to a person or persons different from those who held such securities immediately prior to such merger.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation that is subject to Section 409A of the Code, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in subsection (a), (b) or (c) with respect to such Award shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5).

Consistent with the terms of this Section 2.8, the Administrator shall have full and final authority to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto.

2.9 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.

2.10 “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board described in Article 12 hereof.

2.11 “Common Stock” shall mean the common stock of the Company, par value $0.01 per share.

2.12 “Company” shall mean AutoZone, Inc., a Nevada corporation.

2.13 “Covered Employee” shall mean any Employee who is, or could become, a “covered employee” within the meaning of Section 162(m) of the Code.

2.14 “Deferred Stock” shall mean a right to receive Shares awarded under Section 9.3 hereof.

2.15 “Director” shall mean a member of the Board, as constituted from time to time.

2.16 “Director Limit” shall have the meaning provided in Section 3.4 hereof.

2.17 “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 9.1 hereof.

2.18 “DRO” shall mean a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.19 “Effective Date” shall mean the date the Plan is approved by the Company’s stockholders; provided, however, that solely for purposes of the last sentence of Section 13.1 hereof (regarding Incentive Stock Options), the Effective Date shall be the date on which the Plan is adopted by the Board, subject to approval of the Plan by the Company’s stockholders. Notwithstanding the foregoing, the Original Plan shall remain in effect on its existing terms unless and until the Plan is approved by the Company’s stockholders.

2.20 “Eligible Individual” shall mean any person who is an Employee or a Non-Employee Director, as determined by the Administrator.

2.21 “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code) of the Company or of any Affiliate.

2.22 “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

2.23 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.24 “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

(a) If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

2.25 “Full Value Award” shall mean any Award other than (i) an Option, (ii) a Stock Appreciation Right or (iii) any other Award for which a Participant pays the intrinsic value existing as of the date of grant (whether directly or by forgoing a right to receive a payment from the Company or any Affiliate).

2.26 “Greater Than 10% Stockholder” shall mean an individual then-owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any “parent corporation” or “subsidiary corporation” (as defined in Sections 424(e) and 424(f) of the Code, respectively).

2.27 “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.28 “Individual Award Limit” shall mean the share limit applicable to Awards granted under the Plan, as set forth in Section 3.3 hereof.

2.29 “Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.30 “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.

2.31 “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 6 hereof. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors shall only be Non-Qualified Stock Options.

2.32 “Original Plan” shall mean the AutoZone, Inc. 2011 Equity Incentive Award Plan.

2.33 “Other Incentive Award” shall mean an Award denominated in, linked to or derived from Shares or value metrics related to Shares, granted pursuant to Section 9.6 hereof.

2.34 “Parent” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.35 “Participant” shall mean a person who has been granted an Award.

2.36 “Performance-Based Compensation” shall mean any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.37 “Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

(a) The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) earnings or net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization, (E) rent and (F) non-cash equity-based compensation expense); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings, profit or pre-tax profit or margin; (vi) cash flow (including, but not limited to, operating or net cash flow and free cash flow); (vii) return on assets; (viii) return on capital (including return on invested capital); (ix) return on stockholders’ equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit, operating margin or gross profit margin; (xiii) costs; (xiv) funds from operations; (xv) expenses; (xvi) working capital; (xvii) earnings per share; (xviii) diluted or adjusted earnings per share; (xix) price per share of Common Stock; (xx) implementation or completion of critical projects; (xxi) market share; (xxii) economic profit goals (including economic value added or market value added); (xxiii) customer retention; (xxiv) sales or sales-related goals (including sales per square foot and comparable store sales); (xxv) earnings before interest and taxes margin; and (xxvi) return on inventory, any of which may be measured either in absolute terms for the Company or any operating unit of the Company or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

(b) The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include, but are not limited to, one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

2.38 “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of an Affiliate, division, business unit, or an individual. The achievement of each Performance Goal shall be determined in accordance with Applicable Accounting Standards.

2.39 “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, an Award intended to qualify as Performance-Based Compensation.

2.40 “Performance Share Award” shall mean a contractual right awarded under Section 9.5 hereof to receive a number of Shares or the cash value of such number of Shares based on the attainment of specified Performance Goals or other criteria determined by the Administrator.

2.41 “Permitted Transferee” shall mean, with respect to a Participant, any “family member” of the Participant, as defined under the instructions to use of the Form S-8 Registration Statement under the Securities Act, or any other transferee specifically approved by the Administrator after taking into account any state, federal, local or foreign tax and securities laws applicable to transferable Awards. In addition, the Administrator, in its sole discretion, may determine to permit a Participant to transfer Incentive Stock Options to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and applicable state law, the Participant is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.

2.42 “Plan” shall mean this Amended and Restated AutoZone, Inc. 2011 Equity Incentive Award Plan, as it may be amended from time to time.

2.43 “Prior Plans” shall mean the AutoZone, Inc. Third Amended and Restated 1996 Stock Option Plan, the AutoZone, Inc. 2006 Stock Option Plan, the AutoZone, Inc. First Amended and Restated 2003 Director Stock Option Plan, the AutoZone, Inc. First Amended and Restated 2003 Director Compensation Plan, the AutoZone, Inc. Second Amended and Restated 1998 Director Compensation Plan and the AutoZone, Inc. Fourth Amended and Restated 1998 Director Stock Option Plan, each as may be amended from time to time.

2.44 “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

2.45 “Restricted Stock” shall mean Common Stock awarded under Article 8 hereof that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.46 “Restricted Stock Unit” shall mean a contractual right awarded under Section 9.4 hereof to receive in the future a Share or the cash value of a Share.

2.47 “Securities Act” shall mean the Securities Act of 1933, as amended.

2.48 “Share Limit” shall have the meaning provided in Section 3.1(a) hereof.

2.49 “Shares” shall mean shares of Common Stock.

2.50 “Stock Appreciation Right” shall mean a stock appreciation right granted under Article 10 hereof.

2.51 “Stock Payment” shall mean a payment in the form of Shares awarded under Section 9.2 hereof.

2.52 “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.53 “Substitute Award” shall mean an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, in any case, upon the assumption of, or in substitution for, an outstanding equity award previously granted by a company or other entity; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.54 “Termination of Service” shall mean

(a) As to a Non-Employee Director, the time when a Participant who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Participant simultaneously commences or remains in employment or service with the Company or any Affiliate.

(b) As to an Employee, the time when the employee-employer relationship between a Participant and the Company and its Affiliates is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Participant simultaneously commences or remains in employment or service with the Company or any Affiliate.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service has occurred, whether any Termination of Service resulted from a discharge for Cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of any Program, Award Agreement or otherwise, a leave of absence or change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence or change in status interrupts employment for the purposes of Section 422(a)(2) of the Code. For purposes of the Plan, a Participant’s employee-employer relationship shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Participant ceases to remain an Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to Sections 3.1(b), 3.1(c), 3.1(d), 13.1 and 13.2 hereof, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan shall be equal to (i) the number of shares available for issuance under the 2006 Stock Option Plan, the First Amended and Restated 2003 Director Compensation Plan and the First Amended and Restated 2003 Director Stock Option Plan as of December 15, 2010 and (ii) any shares underlying awards outstanding under those plans as of December 15, 2010 and which on or after such date terminate, expire or lapse for any reason without the delivery of Shares to the holder thereof (the “Share Limit”). The number of shares issuable under the forgoing subclause (i) may be issued as Incentive Stock Options. Notwithstanding the foregoing, to the extent permitted under applicable law and applicable stock exchange rules, Awards that provide for the delivery of Shares subsequent to the applicable grant date may be granted in excess of the Share Limit if such Awards provide for the forfeiture or cash settlement of such Awards to the extent that insufficient Shares remain under the Share Limit at the time that Shares would otherwise be issued in respect of such Award. As of December 15, 2010, no further awards may be granted under the Prior Plans, however, any awards under the Prior Plans that are outstanding as of December 15, 2010 shall continue to be subject to the terms and conditions of the applicable Prior Plan.

(b) The Share Limit shall be reduced by two (2) Shares for each Share delivered in settlement of any Full Value Award.

(c) If any Shares subject to an Award that is not a Full Value Award are forfeited or expire or such Award is settled for cash (in whole or in part), the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan. To the extent that a Full Value Award is forfeited or expires or such Full Value Award is settled for cash (in whole or in part), the Shares available under the Plan shall be increased by two (2) Shares subject to such Full Value Award that is forfeited, expired or settled in cash. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a) and will not be available for future grants of Awards: (i) Shares tendered by a Participant or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by a Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options. Any Shares repurchased by the Company under Section 8.4 at the same price paid by the Participant so that such shares are returned to the Company will again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(c), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(d) Substitute Awards shall not reduce the Shares authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan in the Board’s discretion at the time of such acquisition or combination and shall not reduce the Shares authorized for grant under the Plan; provided, however, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.

3.2 Stock Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

3.3 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Section 13.2 hereof, the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year (measured from the date of any grant) shall be two hundred thousand (200,000) (the “Individual Award Limit”).

3.4 Non-Employee Director Award Limit. In addition, the Administrator may establish compensation for Non-Employee Directors from time to time, subject to the limitations in the Plan. The Administrator will from time to time determine the terms, conditions and amounts of all such Non-Employee Director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, provided that the sum of any cash compensation and the grant date fair value of Awards (as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) granted under the Plan to a Non-Employee Director as compensation for services as a Non-Employee Director during any calendar year of the Company may not exceed $500,000 (the “Director Limit”). The Administrator may make exceptions to this limit for individual Non-Employee directors in extraordinary circumstances, as the Administrator may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other compensation decisions involving Non-Employee Director.

ARTICLE 4.

GRANTING OF AWARDS

4.1 Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom one or more Awards shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. No Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

4.2 Award Agreement. Each Award shall be evidenced by an Award Agreement stating the terms and conditions applicable to such Award, consistent with the requirements of the Plan and any applicable Program.

4.3 Limitations Applicable to Section 16 Persons. Notwithstanding anything contained herein to the contrary, with respect to any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, the Plan, any applicable Program and the applicable Award Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule, and such additional limitations shall be deemed to be incorporated by reference into such Award to the extent permitted by applicable law.

4.4 At-Will Service. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Participant any right to continue as an Employee or a Director of the Company or any Affiliate, or shall interfere with or restrict in any way the rights of the Company and any Affiliate, which rights are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without Cause, and with or without notice, or to terminate or change all other terms and conditions of service or engagement, except to the extent expressly provided otherwise in a written agreement between the Participant and the Company or any Affiliate.

4.5 Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Affiliates operate or have Employees or Non-Employee Directors, or in order to comply with the requirements of any foreign securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Affiliates shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the Share Limit, Individual Award Limit or Director Limit; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Code, the Exchange Act, the Securities Act, the rules of the securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law.

4.6 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE 5.

PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS PERFORMANCE-BASED COMPENSATION

5.1 Purpose. The Committee, in its sole discretion, may determine whether any Award is intended to qualify as Performance-Based Compensation. If the Committee, in its sole discretion, decides to grant an Award to an Eligible Individual that is intended to qualify as Performance-Based Compensation, then the provisions of this Article 5 shall control over any contrary provision contained in the Plan. The Administrator may in its sole discretion grant Awards to Eligible Individuals that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 5 and that are not intended to qualify as Performance-Based Compensation. Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Covered Employee shall be determined on the basis of Applicable Accounting Standards.

5.2 Applicability. The grant of an Award to an Eligible Individual for a particular Performance Period shall not require the grant of an Award to such Eligible Individual in any subsequent Performance Period and the grant of an Award to any one Eligible Individual shall not require the grant of an Award to any other Eligible Individual in such period or in any other period.

5.3 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award which is intended to qualify as Performance-Based Compensation, no later than ninety (90) days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Eligible Individuals, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Awards, unless otherwise provided in an Award Agreement, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant, including the assessment of individual or corporate performance for the Performance Period.

5.4 Payment of Performance-Based Awards. Unless otherwise provided in the applicable Program or Award Agreement (and only to the extent otherwise permitted by Section 162(m)(4)(C) of the Code), the holder of an Award that is intended to qualify as Performance-Based Compensation must be employed by the Company or an Affiliate throughout the applicable Performance Period. Unless otherwise provided in the applicable Performance Goals, Program or Award Agreement, a Participant shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such period are achieved.

5.5 Additional Limitations. Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award which is granted to an Eligible Individual and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations imposed under Section 162(m) of the Code that are requirements for qualification as Performance-Based Compensation, and the Plan, the Program and the Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 6.

GRANTING OF OPTIONS

6.1 Granting of Options to Eligible Individuals. The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.

6.2 Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any “parent corporation” or “subsidiary corporation” of the Company (as defined in Sections 424(e) and 424(f) of the Code, respectively). No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Participant, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Participant during any calendar year under the Plan and all other plans of the Company and any Affiliate corporation thereof exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the Fair Market Value of stock shall be determined as of the time the respective options were granted. In addition, to the extent that any Options otherwise fail to qualify as Incentive Stock Options, such Options shall be treated as Nonqualified Stock Options.

6.3 Option Exercise Price. Except as provided in Section 6.6 hereof, the exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

6.4 Option Term. The term of each Option shall be set by the Administrator in its sole discretion; provided, however, that the term (a) with respect to Incentive Stock Options shall not be more than ten (10) years from the date of grant, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder and (b) with respect to Non-Qualified Stock Options shall not be more than ten (10) years and one (1) day from the date of grant. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Participant has the right to exercise the vested Options, which time period may not extend beyond the stated term of the Option. Except as limited by the requirements of Section 409A or Section 422 of the Code, the Administrator may extend the term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Participant, and, subject to Section 13.1 hereof, may amend any other term or condition of such Option relating to such a Termination of Service.

6.5 Option Vesting.

(a) The terms and conditions pursuant to which an Option vests and becomes exercisable shall be determined by the Administrator and set forth in the applicable Award Agreement. Such vesting may be based on service with the Company or any Affiliate, any of the Performance Criteria, or any other criteria selected by the Administrator. At any time after grant of an Option, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the vesting of the Option.

(b) No portion of an Option which is unexercisable at a Participant’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in a Program, the applicable Award Agreement or by action of the Administrator following the grant of the Option.

6.6 Substitute Awards. Notwithstanding the foregoing provisions of this Article 6 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, however, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate Fair Market Value (as of the time immediately preceding the transaction giving rise to the Substitute Award) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

6.7 Substitution of Stock Appreciation Rights. The Administrator may provide in an applicable Program or the applicable Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided, however, that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price and remaining term as the substituted Option.

ARTICLE 7.

EXERCISE OF OPTIONS

7.1 Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of shares.

7.2 Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Participant or other person then entitled to exercise the Option or such portion of the Option;

(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act, the Exchange Act, any other federal, state or foreign securities laws or regulations, the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c) In the event that the Option shall be exercised pursuant to Section 11.3 hereof by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator; and

(d) Full payment of the exercise price and applicable withholding taxes to the stock administrator of the Company for the Shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Sections 11.1 and 11.2 hereof.

7.3 Notification Regarding Disposition. The Participant shall give the Company prompt written or electronic notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Participant, or (b) one year after the transfer of such shares to such Participant.

ARTICLE 8.

RESTRICTED STOCK

8.1 Award of Restricted Stock.

(a) The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

(b) The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value of the Shares to be purchased, unless otherwise permitted by applicable law. In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by applicable law.

8.2 Rights as Stockholders. Subject to Section 8.4 hereof, upon issuance of Restricted Stock, the Participant shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said shares, subject to the restrictions in an applicable Program or in the applicable Award Agreement, including the right to receive dividends and other distributions paid or made with respect to the shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares shall be subject to the restrictions set forth in Section 8.3 hereof.

8.3 Restrictions. All shares of Restricted Stock (including any shares received by Participants thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of an applicable Program or in the applicable Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Participant’s duration of employment or directorship with the Company, the Performance Criteria, Company or Affiliate performance, individual performance or other criteria selected by the Administrator. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

8.4 Repurchase or Forfeiture of Restricted Stock. If no price was paid by the Participant for the Restricted Stock, upon a Termination of Service, the Participant’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration. If a price was paid by the Participant for the Restricted Stock, upon a Termination of Service, the Company shall have the right to repurchase from the Participant the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Participant for such Restricted Stock or such other amount as may be specified in an applicable Program or the applicable Award Agreement. The Administrator in its sole discretion may provide that, upon certain events, including without limitation a Change in Control, the Participant’s death, retirement or disability, any other specified Termination of Service or any other event, the Participant’s rights in unvested Restricted Stock shall not lapse, such Restricted Stock shall vest and cease to be forfeitable and, if applicable, the Company cease to have a right of repurchase.

8.5 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in its sole discretion, retain physical possession of any stock certificate until such time as all applicable restrictions lapse.

8.6 Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

ARTICLE 9.

DIVIDEND EQUIVALENTS, STOCK PAYMENTS, DEFERRED STOCK, RESTRICTED

STOCK UNITS; PERFORMANCE SHARE AWARDS, OTHER INCENTIVE AWARDS

9.1 Dividend Equivalents.

(a) Subject to Section 9.1(b) hereof, Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Participant and the date such Dividend Equivalents terminate or expire, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator. In addition, Dividend Equivalents with respect to Shares covered by an Award shall only be paid out to the Participant at the same time or times and to the same extent that the vesting conditions, if any, are subsequently satisfied and the Award vests with respect to such Shares.

(b) Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights, unless otherwise determined by the Administrator.

9.2 Stock Payments. The Administrator is authorized to make one or more Stock Payments to any Eligible Individual. The number or value of shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Affiliate, determined by the Administrator. Stock Payments may, but are not required to be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

9.3 Deferred Stock. The Administrator is authorized to grant Deferred Stock to any Eligible Individual. The number of shares of Deferred Stock shall be determined by the Administrator and may be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator, subject to compliance with Section 409A of the Code or an exemption therefrom. Shares underlying a Deferred Stock Award which is subject to a vesting schedule or other conditions or criteria set by the Administrator will not be issued until those conditions have been satisfied. Unless otherwise provided by the Administrator, a holder of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and the Shares underlying the Award have been issued to the Participant.

9.4 Restricted Stock Units. The Administrator is authorized to grant Restricted Stock Units to any Eligible Individual. The number and terms and conditions of Restricted Stock Units shall be determined by the Administrator. The Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including conditions based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, in each case on a specified date or dates or over any period or periods, as determined by the Administrator. The Administrator shall specify, or permit the Participant to elect, the conditions and dates upon which the Shares underlying the Restricted Stock Units which shall be issued, which dates shall not be earlier than the date as of which the Restricted Stock Units vest and become nonforfeitable and which conditions and dates shall be subject to compliance with Section 409A of the Code or an exemption therefrom. On the distribution dates, the Company shall issue to the Participant one unrestricted, fully transferable Share (or the Fair Market Value of one such Share in cash) for each vested and nonforfeitable Restricted Stock Unit.

9.5 Performance Share Awards. Any Eligible Individual selected by the Administrator may be granted one or more Performance Share Awards which shall be denominated in a number of Shares and the vesting of which may be linked to any one or more of the Performance Criteria, other specific performance criteria (in each case on a specified date or dates or over any period or periods determined by the Administrator) and/or time-vesting or other criteria, as determined by the Administrator.

9.6 Other Incentive Awards. The Administrator is authorized to grant Other Incentive Awards to any Eligible Individual, which Awards may cover Shares or the right to purchase Shares or have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in or based on, Shares, shareholder value or shareholder return, in each case on a specified date or dates or over any period or periods determined by the Administrator. Other Incentive Awards may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Administrator.

9.7 Cash Settlement. Without limiting the generality of any other provision of the Plan, the Administrator may provide, in an Award Agreement or subsequent to the grant of an Award, in its discretion, that any Award may be settled in cash, Shares or a combination thereof.

9.8 Other Terms and Conditions. All applicable terms and conditions of each Award described in this Article 9, including without limitation, as applicable, the term, vesting and exercise/purchase price applicable to the Award, shall be set by the Administrator in its sole discretion, provided, however, that the value of the consideration paid by a Participant for an Award shall not be less than the par value of a Share, unless otherwise permitted by applicable law.

9.9 Exercise upon Termination of Service. Awards described in this Article 9 are exercisable or distributable, as applicable, only while the Participant is an Employee or a Director, as applicable. The Administrator, however, in its sole discretion, may provide that such Award may be exercised or distributed subsequent to a Termination of Service as provided under an applicable Program, Award Agreement, payment deferral election and/or in certain events, including a Change in Control, the Participant’s death, retirement or disability or any other specified Termination of Service.

ARTICLE 10.

STOCK APPRECIATION RIGHTS

10.1 Grant of Stock Appreciation Rights.

(a) The Administrator is authorized to grant Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine consistent with the Plan.

(b) A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose. Except as described in Section 10.1(c) hereof, the exercise price per Share subject to each Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.

(c) Notwithstanding the foregoing provisions of Section 10.1(b) hereof to the contrary, in the case of a Stock Appreciation Right that is a Substitute Award, the price per share of the shares subject to such Stock Appreciation Right may be less than the Fair Market Value per share on the date of grant; provided, however, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate Fair Market Value (as of the time immediately preceding the transaction giving rise to the Substitute Award) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

10.2 Stock Appreciation Right Vesting.

(a) The Administrator shall determine the period during which a Participant shall vest in a Stock Appreciation Right and have the right to exercise such Stock Appreciation Right in whole or in part. Such vesting may be based on service with the Company or any Affiliate, or any other criteria selected by the Administrator. At any time after grant of a Stock Appreciation Right, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which a Stock Appreciation Right vests.

(b) No portion of a Stock Appreciation Right which is unexercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in an applicable Program or Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right.

10.3 Manner of Exercise. All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the stock administrator of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Participant or other person then-entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right;

(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance; and

(c) In the event that the Stock Appreciation Right shall be exercised pursuant to this Section 10.3 by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right.

10.4 Stock Appreciation Right Term. The term of each Stock Appreciation Right shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years and one (1) day from the date the Stock Appreciation Right is granted. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Participant has the right to exercise any vested Stock Appreciation Rights, which time period may not extend beyond the expiration date of the Stock Appreciation Right term. Except as limited by the requirements of Section 409A of the Code, the Administrator may extend the term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Stock Appreciation Rights may be exercised in connection with any Termination of Service of the Participant, and, subject to Section 13.1 hereof, may amend any other term or condition of such Stock Appreciation Right relating to such a Termination of Service.

ARTICLE 11.

ADDITIONAL TERMS OF AWARDS

11.1 Payment. The Administrator shall determine the methods by which payments by any Participant with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Participant has placed a market sell order with a broker with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided, however, that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) other form of legal consideration acceptable to the Administrator. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

11.2 Tax Withholding. The Company and its Affiliates shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or an Affiliate, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s social security, Medicare and any other employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of the Plan. The Administrator may in its sole discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company or an Affiliate withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). Unless determined otherwise by the Administrator, the number of Shares which may be so withheld or surrendered shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the minimum statutory withholding rates or federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

11.3 Transferability of Awards.

(a) Except as otherwise provided in Section 11.3(b) or (c) hereof:

(i) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

(ii) No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to the satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by clause (i) of this provision; and

(iii) During the lifetime of the Participant, only the Participant may exercise an Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Participant, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

(b) Notwithstanding Section 11.3(a) hereof, the Administrator, in its sole discretion, may determine to permit a Participant or a Permitted Transferee of such Participant to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees of such Participant, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee (other to another Permitted Transferee of the applicable Participant) other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award); and (iii) the Participant (or transferring Permitted Transferee) and the Permitted Transferee shall execute any and all documents requested by the Administrator, including without limitation, documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer.

(c) Notwithstanding Section 11.3(a) hereof, a Participant may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death or disability. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Participant, except to the extent the Plan, the Program and the Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Participant is married or a domestic partner in a domestic partnership qualified under applicable law and resides in a “community property” state, a designation of a person other than the Participant’s spouse or domestic partner, as applicable, as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written or electronic consent of the Participant’s spouse or domestic partner; provided that such consent is required by applicable state law. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Administrator prior to the Participant’s death.

11.4 Conditions to Issuance of Shares.

(a) Notwithstanding anything herein to the contrary, neither the Company nor its Affiliates shall be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel, that the issuance of such Shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Participant make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

(b) All Share certificates delivered pursuant to the Plan and all shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.

(c) The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d) No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.

(e) Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company and/or its Affiliates may, in lieu of delivering to any Participant certificates evidencing Shares issued in connection with any Award, record the issuance of Shares in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

11.5 Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Participant to agree by separate written or electronic instrument, that: (a)(i) any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (b)(i) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (ii) the Participant at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (iii) the Participant incurs a Termination of Service for Cause.

11.6 Repricing. Subject to Section 13.2 hereof, the Administrator shall not, without the approval of the stockholders of the Company, (i) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Subject to Section 13.2 hereof, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.

ARTICLE 12.

ADMINISTRATION

12.1 Administrator. The Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and, unless otherwise determined by the Board, shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act, an “outside director” for purposes of

Section 162(m) of the Code and an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, in each case, to the extent required under such provision; provided, however, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.l or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written or electronic notice to the Board. Vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 12.6 hereof.

12.2 Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan and all Programs and Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan and any Program as are consistent with the Plan, to interpret, amend or revoke any such rules and to amend any Program or Award Agreement provided that the rights or obligations of the holder of the Award that is the subject of any such Program or Award Agreement are not affected adversely by such amendment, unless the consent of the Participant is obtained or such amendment is otherwise permitted under Section 13.10 hereof. Any such grant or award under the Plan need not be the same with respect to each Participant. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act, Section 162(m) of the Code, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

12.3 Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

12.4 Authority of Administrator. Subject to any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:

(a) Designate Eligible Individuals to receive Awards;

(b) Determine the type or types of Awards to be granted to each Eligible Individual;

(c) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement;

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan; and

(k) Establish a Program or Programs under the Plan, as may be adopted or amended from time to time.

12.5 Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding and conclusive on all parties.

12.6 Delegation of Authority. To the extent permitted by applicable law or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 12; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees with respect to Awards intended to constitute Performance-Based Compensation, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Section 162(m) of the Code and applicable securities laws or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Any delegation hereunder shall be subject to the restrictions and limits that the Board or the Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.6 shall serve in such capacity at the pleasure of the Board and the Committee.

ARTICLE 13.

MISCELLANEOUS PROVISIONS

13.1 Amendment, Restatements, Suspension or Termination of the Plan. Except as otherwise provided in this Section 13.1, the Plan may be wholly or partially amended, restated or otherwise modified, suspended or terminated at any time or from time to time by the Board. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 13.2 hereof, (i) increase the Share Limit, (ii) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan, or (iii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award in violation of Section 11.6 hereof. Except as provided in Section 13.10 hereof, no amendment, restatement, suspension or termination of the Plan shall, without the consent of the Participant, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the Effective Date. In addition, in no event may any Incentive Stock Option be granted under the Plan after the tenth (10th) anniversary of the date on which the Board adopted the Plan (subject to shareholder approval).

13.2 Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the Share Limit, Individual Award Limit and Director Limit); (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and/or (iv) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code unless otherwise determined by the Administrator.

(b) In the event of any transaction or event described in Section 13.2(a) hereof or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate of the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 13.2, the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested;

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) To make adjustments in the number and type of securities subject to outstanding Awards and Awards which may be granted in the future and/or in the terms, conditions and criteria included in such Awards (including the grant or exercise price, as applicable);

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all securities covered thereby, notwithstanding anything to the contrary in the Plan or an applicable Program or Award Agreement; and

(v) To provide that the Award cannot vest, be exercised or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 13.2(a) and 13.2(b) hereof:

(i) The number and type of securities subject to each outstanding Award and/or the exercise price or grant price thereof, if applicable, shall be equitably adjusted. The adjustment provided under this Section 13.2(c)(i) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

(ii) The Administrator shall make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments to the Share Limit, Individual Award Limit and Director Limit). The adjustments provided under this Section 13.2(c) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

(d) Change in Control.

(i) Notwithstanding any other provision of the Plan, in the event of a Change in Control, each outstanding Award shall be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation. For the purposes of this Section 13.2(d)(i), an Award shall be considered assumed or substituted if, following the Change in Control, the assumed or substituted Award confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the assumed or substituted Award, for each share of Common Stock subject to such Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

(ii) In the event that the successor corporation in a Change in Control and its parents and subsidiaries refuse to assume or substitute for any Award in accordance with Section 13.2(d)(i) hereof, each such non-assumed/substituted Award shall become fully vested and, as applicable, exercisable and shall be deemed exercised, immediately prior to the consummation of such transaction, and all forfeiture restrictions on any or all such Awards shall lapse at such time. If an Award vests and, as applicable, is exercised in lieu of assumption or substitution in connection with a Change in Control, the Administrator shall notify the Participant of such vesting and any applicable exercise , and the Award shall terminate upon the Change in Control. For the avoidance of doubt, if the value of an Award that is terminated in connection with this Section 13.2(d)(ii) is zero or negative at the time of such Change in Control, such Award shall be terminated upon the Change in Control without payment of consideration therefor.

(e) The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(f) With respect to Awards which are granted to Covered Employees and are intended to qualify as Performance-Based Compensation, no adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Performance-Based Compensation, unless the Administrator determines that the Award should not so qualify. No adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized with respect to any Award to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

(g) The existence of the Plan, the Program, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(h) No action shall be taken under this Section 13.2 which shall cause an Award to fail to comply with Section 409A of the Code or an exemption therefrom, in either case, to the extent applicable to such Award, unless the Administrator determines any such adjustments to be appropriate.

(i) In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of thirty (30) days prior to the consummation of any such transaction.

13.3 Approval of Plan by Stockholders. The Original Plan was approved by the Company’s stockholders on December 15, 2010. The Plan (as amended and restated) will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. Awards may be granted or awarded under the Plan and subject to the terms and conditions of the Original Plan following the Board’s adoption of the Plan unless and until the Plan receives stockholder approval. Awards granted from and after stockholder approval of the Plan will be subject to the terms and conditions of the Plan. If the Plan is not approved by the stockholders within twelve (12) months after its adoption by the Board, then the Original Plan shall continue on its existing terms and conditions and the Plan shall be of no force or effect.

13.4 No Stockholders Rights. Except as otherwise provided herein or in an Award Agreement, a Participant shall have none of the rights of a stockholder with respect to shares of Common Stock covered by any Award until the Participant becomes the record owner of such shares of Common Stock.

13.5 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

13.6 Effect of Plan upon Other Compensation Plans. Except as set forth in Section 3.1(a) above, the adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate. Nothing in the Plan shall be construed to limit the right of the Company or any Affiliate: (a) to establish any other forms of incentives or compensation for Employees or Directors of the Company or any Affiliate, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

13.7 Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state, federal and foreign securities law and margin requirements), the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

13.8 Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

13.9 Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Nevada without regard to conflicts of laws thereof.

13.10 Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Plan, any applicable Program and the Award Agreement covering such Award shall be interpreted in accordance with Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, in the event that, following the Effective Date, the Administrator determines that any Award may be subject to Section 409A of the Code, the Administrator may adopt such amendments to the Plan, any applicable Program and the Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to avoid the imposition of taxes on the Award under Section 409A of the Code, either through compliance with the requirements of Section 409A of the Code or with an available exemption therefrom.

13.11 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

13.12 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate.

13.13 Indemnification. To the extent allowable pursuant to applicable law, each member of the Board and any officer or other employee to whom authority to administer any component of the Plan is delegated shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, however, that he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

13.14 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

13.15 Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on December 16, 2015.

Vote by Internet
• Go to www.investorvote.com/AZO
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
• Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. [x]

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed.

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain
01 – Douglas H. Brooks	[ ]	[ ]	[ ]	02 – Linda A. Goodspeed	[ ]	[ ]	[ ]
03 – Sue E. Gove	[ ]	[ ]	[ ]	04 – Earl G. Graves, Jr.	[ ]	[ ]	[ ]
05 – Enderson Guimaraes	[ ]	[ ]	[ ]	06 – J. R. Hyde, III	[ ]	[ ]	[ ]
07 – D. Bryan Jordan	[ ]	[ ]	[ ]	08 – W. Andrew McKenna	[ ]	[ ]	[ ]
09 – George R. Mrkonic, Jr.	[ ]	[ ]	[ ]	10 – Luis P. Nieto	[ ]	[ ]	[ ]
11 – William C. Rhodes, III	[ ]	[ ]	[ ]

The Board of Directors recommends a vote FOR Proposals 2, 3 and 4.

	For	Against	Abstain
2. Ratification of Ernst & Young LLP as independent registered public accounting firm for the 2016 fiscal year.	[ ]	[ ]	[ ]
3. Approval of Amended and Restated AutoZone, Inc. 2011 Equity Incentive Award Plan	[ ]	[ ]	[ ]
4. Approval of advisory vote on executive compensation.	[ ]	[ ]	[ ]

The Board of Directors recommends a vote AGAINST Proposal 5.

5. Stockholder proposal regarding political disclosure and accountability.	[ ]	[ ]	[ ]
6. In the discretion of the proxies named herein, upon such other matters as may properly come before the meeting.

B Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. [ ]

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — AutoZone, Inc.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

FOR THE ANNUAL MEETING OF STOCKHOLDERS

I hereby appoint Kristen C. Wright and Maria M. Leggett, and each of them, as proxies, with full power of substitution to vote all shares of common stock of AutoZone, Inc., which I would be entitled to vote at the Annual Meeting of AutoZone, Inc., to be held at the J. R. Hyde III Store Support Center, 123 South Front Street, Memphis, Tennessee, on Wednesday, December 16, 2015, at 8:00 a.m. CST, and at any adjournments, on items 1, 2, 3, 4 and 5 as I have specified, and in their discretion on other matters as may come before the meeting.

This proxy when properly executed will be voted in the manner directed on the reverse side. If no direction is made, this proxy will be voted FOR the election of the directors nominated by the Board of Directors, FOR proposals 2, 3 and 4 and AGAINST proposal 5.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE